UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec.240.14a-12

SOUTHSIDE BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SOUTHSIDE BANCSHARES, INC.
1201 South Beckham Avenue
Tyler, Texas 75701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, MAY 14, 2025

Dear Shareholder:

You are cordially invited to attend the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Southside Bancshares, Inc. (the “Company”) to be held at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas 75702, on Wednesday, May 14, 2025, at 11:30 a.m., central time, for the purpose of considering and acting upon the following:

1.the election of four nominees named in this proxy statement to serve as members of the Board of Directors of the Company (the "Board”), three of whom are to serve until the 2028 Annual Meeting of Shareholders and one to serve until the 2026 Annual Meeting of Shareholders;
2.a non-binding advisory vote on the compensation of the Company's named executive officers;
3.the approval of the Southside Bancshares, Inc. 2025 Incentive Plan (the “2025 Incentive Plan”);
4.the ratification of the appointment by our Audit Committee of Ernst & Young LLP (“EY”) to serve as the independent registered certified public accounting firm for the Company for the year ending December 31, 2025; and
5.the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

Management will also report on operations and other matters affecting the Company.  You will be able to ask the Company’s officers and directors questions at the Annual Meeting. Representatives from EY, the Company’s independent registered certified public accounting firm, are expected to be in attendance and available to answer your appropriate questions or make a statement if they so desire.

Only shareholders registered on the Company’s books as owners of shares of common stock at the close of business on March 19, 2025, are entitled to vote at the Annual Meeting, which we refer to as the record date.

Your attendance and vote are important.  Please sign, date and return the enclosed proxy immediately in the envelope provided or you may vote your shares by telephone or Internet.  It is important that you sign and return the proxy or vote by telephone or Internet, even if you plan to attend the Annual Meeting.  Your proxy may be revoked by notice in writing to the Corporate Secretary at the Company’s principal executive office, located at 1201 South Beckham Avenue, Tyler, Texas 75701, at any time prior to the Annual Meeting, or by advising the Corporate Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

/s/ H. J. Shands, III
H. J. Shands, III
Chairman of the Board
Tyler, Texas
March 27, 2025

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be held Wednesday, May 14, 2025:

The Company's Proxy Statement and 2024 Annual Report on Form 10-K are available on the Company's website at https://southside.com/proxy.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS REQUESTED THAT YOU PROPERLY EXECUTE AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ADDRESSED ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR INTERNET.
i

SOUTHSIDE BANCSHARES, INC.
1201 South Beckham Avenue
Tyler, Texas 75701

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 14, 2025

TO OUR SHAREHOLDERS:
This proxy statement is being furnished to holders of the common stock of Southside Bancshares, Inc. (the “Company”) in connection with the Company’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas 75702, on Wednesday, May 14, 2025, at 11:30 a.m., central time, for the purpose of considering and acting upon the following:
1.the election of four nominees named in this proxy statement to serve as members of the Board of Directors of the Company (the "Board”), three of whom are to serve until the 2028 Annual Meeting of Shareholders and one to serve until the 2026 Annual Meeting of Shareholders;
2.a non-binding advisory vote on the compensation of the Company's named executive officers;
3.the approval of the Southside Bancshares, Inc. 2025 Incentive Plan (the “2025 Incentive Plan”);
4.the ratification of the appointment by our Audit Committee of Ernst & Young LLP (“EY”) to serve as the independent registered certified public accounting firm for the Company for the year ending December 31, 2025; and
5.the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.
This Proxy Statement and a proxy card, as well as the Company's Annual Report on Form 10-K for the year ended December 31, 2024, including financial statements, are first being sent or made available to shareholders on or about April 1, 2025.
You are encouraged to review all of the information contained in the proxy materials before voting.
VOTING OF PROXY
If your proxy is executed and returned, it will be voted as you direct.  If no direction is provided, the proxy will be voted in accordance with the Board’s recommendations, as follows:
•FOR the election of all of the nominees named in this proxy statement as directors;
•FOR the approval of the advisory vote on the compensation of the Company's named executive officers;
•FOR the approval of the 2025 Incentive Plan; and
•FOR the ratification of the appointment of EY.
The proxies will use their discretion with respect to voting on any other matters presented for a vote at the meeting.  Additionally, if your proxy is executed and returned, it will be voted to approve the minutes of the 2024 Annual Meeting of Shareholders.  This vote will not amount to a ratification of any action taken at that meeting nor will it indicate approval or disapproval of that action.
If your shares are registered in your name as the shareholder of record, you may vote by mail, telephone or Internet by following the instructions below.  Voting instructions also appear on your proxy card.  If you grant a proxy by telephone or by Internet, please have your proxy card available.
•To vote by mail, complete, sign, and return the enclosed proxy card in the postage paid envelope provided or return to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717.
•To vote by telephone, call toll free 1-800-690-6903 within the United States (“U.S.”), U.S. territories and Canada on a touch tone telephone by 11:59 p.m. eastern time on May 13, 2025. Have your proxy card in hand and follow the instructions.
•To vote by Internet, access the voting site at www.proxyvote.com. You will need the control number printed on your notice or proxy card.
The telephone and Internet voting procedures are designed to authenticate the shareholder's identity and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded. Shareholders who vote by telephone or Internet do not need to return the proxy card.
If you hold your shares in “street name” in a stock brokerage account or through a bank, trust or other nominee, the broker or other nominee is considered the record holder and you are the beneficial owner of the shares. Beneficial owners vote their street name shares by instructing their broker or other nominee how to vote using the voting instruction form provided by the broker or

Southside Bancshares, Inc. | 2025 Proxy Statement | 1

nominee. Brokers only have authority to vote in their discretion on “routine” matters if they do not receive voting instructions from the beneficial owner of the shares.
Please note that the proposal to elect directors, the advisory vote on the compensation of the Company's named executive officers (the “Say-on-Pay” vote) and the approval of the 2025 Incentive Plan are not considered routine matters. Consequently, if you do not give your broker or nominee specific voting instructions with respect to such proposals, your street name shares will be treated as broker non-votes with respect to those proposals (see “Quorum, Voting Rights and Procedures” below) and will have no effect on the outcome of such proposals. The proposal to ratify the Audit Committee’s appointment of EY as the Company’s independent registered public accounting firm for the year ending December 31, 2025 is considered a routine matter.

If you hold your shares in street name and want to vote at the Annual Meeting, you must obtain from your broker or nominee a legal proxy issued in your name giving you the right to vote the shares directly at the meeting. You will not be entitled to vote at the meeting unless you present such a proxy to the Company at that time.

REVOCABILITY OF PROXY
Your proxy may be revoked by providing notice in writing to the Corporate Secretary at the Company’s principal executive offices, located at 1201 South Beckham Avenue, Tyler, Texas 75701, at any time prior to the Annual Meeting, or by advising the Corporate Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares in person. Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy.
PERSONS MAKING THE SOLICITATION
The Company’s Board is soliciting the proxy. The expense of soliciting your proxy will be borne entirely by the Company and no other person or persons will bear such costs either directly or indirectly. Proxies will be solicited principally by mail, but may also be solicited by personal interview, telephone and email by directors, officers and employees of the Company who will receive no additional compensation.
RECORD DATE AND OUTSTANDING SHARES
The Company’s Board has fixed the close of business on March 19, 2025, as the record date for determining the holders of common stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on March 19, 2025, the record date, there were approximately 30,409,265 shares of common stock outstanding and eligible to be voted on each matter.
QUORUM, VOTING RIGHTS AND PROCEDURES
The approval of all of the proposals brought before the Annual Meeting requires that a quorum be present at the Annual Meeting. The presence, in person or by properly submitted proxy, of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Consequently, at least 15,204,633 shares of our common stock must be present in person or by proxy, in order for us to have a quorum at the Annual Meeting. In the event that a quorum is not represented in person or by proxy at the Annual Meeting, a majority of shares present or represented at the meeting and entitled to vote at the meeting may adjourn the Annual Meeting to a later date to allow the solicitation of additional proxies or other measures to obtain a quorum. Each shareholder is entitled to one vote on each proposal per share of common stock held as of the record date.
Proposal 1, the election of three directors to serve until the 2028 Annual Meeting and one director to serve until the 2026 Annual Meeting, requires the affirmative vote of a majority of the votes cast by the holders of shares of common stock entitled to vote in the election of directors; provided, however, that if, as of the record date, the number of nominees for director exceeds the number of positions on the Board to be filled by election at such meeting, or a “contested election,” then the directors shall be elected by a plurality of the votes cast. A “majority of the votes cast” means that the number of shares cast “for” a director’s election exceeds the number of shares cast “against” a director’s election, with abstentions and broker non-votes counting as votes neither “for” nor “against” such director’s election. A “plurality of the votes cast” means that the director nominees who receive the highest number of “for” votes will be elected to the Board. The Board has proposed four nominees for election at the Annual Meeting. No other nominees for election to the Board have been submitted for election in accordance with our bylaws. Thus, the Board has determined that this is not a contested election, and each director nominee will be elected by a majority of the votes cast.
Under our bylaws, any incumbent director who is a nominee in an uncontested election who does not receive a majority of the votes cast shall promptly tender his or her resignation to the Board, the effectiveness of which will be conditioned upon and subject to acceptance by the Board. The Corporate Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken, after which the Board will vote to decide whether to accept the recommendation of the Corporate Governance and Nominating Committee and will promptly disclose that decision and the rationale behind its decision.
Proposal 2, the non-binding Say-on-Pay vote, Proposal 3, the approval of the 2025 Incentive Plan and Proposal 4, the ratification of EY as the Company’s independent registered certified public accounting firm, and any other matter that may properly come before the Annual Meeting, require approval by a majority of the shares of common stock entitled to vote on, and voted for or against, or expressly abstained from voting, with respect to the matter.

Southside Bancshares, Inc. | 2025 Proxy Statement | 2

EFFECT OF WITHHOLD VOTES, ABSTENTIONS AND BROKER NON-VOTES
Shares represented at the Annual Meeting that are withheld or abstain from voting and broker non-votes votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) will be considered present for the purpose of determining a quorum at the Annual Meeting.
For Proposal 1, abstentions and broker non-votes will not be counted in determining whether a director has received a majority of the votes cast for his or her election.
For Proposals 2, 3 and 4, and for any other matter that may properly come before the meeting, abstentions will be included in vote totals and, as such, will have the same effect on those proposals as a vote against such proposals. Broker non-votes will not be included in vote totals and, as such, will have no effect on such proposals.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board is currently comprised of 15 directors. The Board is classified into three classes, one of which is currently comprised of eight directors, one class comprised of three directors, and one class comprised of four directors. As previously disclosed, Tony K. Morgan, CPA, John F. Sammons, Jr. and Donald W. Thedford will retire from the Board, effective as of the Annual Meeting. In addition, George H. (Trey) Henderson, III, will not stand for re-election. If the proposed nominees are elected, following the Annual Meeting, the Board will be comprised of 11 directors, with two classes comprised of four directors and one class comprised of three directors. Under NYSE listing rules, a majority of the Board must be comprised of independent directors.  The Board has determined that each director nominee is independent under NYSE listing rules, except for Lee R. Gibson, CPA.
The three nominees for election at the Annual Meeting to serve a three-year term expiring at the 2028 Annual Meeting and one nominee for a one-year term expiring at the 2026 Annual Meeting are identified below.
Term Expiring 2028
•Shannon Dacus
•Alton L. Frailey
•Lee R. Gibson, CPA

Term Expiring 2026
•Michael J. Bosworth

All of the nominees are currently directors of the Company, and the Company's subsidiary, Southside Bank, and were previously elected to the Board by the Company's shareholders. For biographical information on the nominees, please see “Information About Our Directors, Nominees and Executive Officers.”
Unless otherwise instructed, proxies received in response to this solicitation will be voted in favor of the election of the persons recommended by the Corporate Governance and Nominating Committee and nominated by the Board as nominees for directors of the Company.  While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more of the nominees shall be unable to do so, the proxies will be voted for the substitute nominee(s) selected by the Board.
The Board recommends a vote FOR the election of each of the director nominees.

Southside Bancshares, Inc. | 2025 Proxy Statement | 3

INFORMATION ABOUT OUR DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
The following table sets forth information regarding our current directors and director nominees and their knowledge, skills and experience attributes.

Directors and Nominees	Age	Director Since	Gender	Ethnicity	Knowledge, Skills and Experience
					Executive Experience	Banking/Financial Services Industry	CRE(1)	Accounting/Audit	Risk	Strategic Planning	Corporate Governance	Legal(2)	IT(3)	HR(4)
Lawrence Anderson, M.D.	68	2010	Male	White	✓					✓			✓
S. Elaine Anderson, CPA	72	2014	Female	White	✓	✓		✓	✓	✓	✓	✓	✓
Michael J. Bosworth	74	2017	Male	White	✓			✓	✓	✓
Kirk A. Calhoun, M.D.	72	2024	Male	African American	✓			✓	✓	✓	✓
Patricia A. Callan	66	2014	Female	White	✓	✓				✓	✓			✓
Shannon Dacus	56	2020	Female	Hispanic		✓						✓
Alton L. Frailey	63	2022	Male	African American	✓		✓			✓	✓
John R. (Bob) Garrett	71	2009	Male	White	✓		✓			✓
Lee R. Gibson, CPA	68	2015	Male	White	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
George H. (Trey) Henderson, III(5)	66	2018	Male	White	✓		✓			✓	✓
Tony K. Morgan, CPA(6)	75	2017	Male	White	✓			✓		✓
John F. Sammons, Jr.(6)	75	2017	Male	White	✓
H. J. Shands, III	69	2017	Male	White	✓	✓		✓	✓	✓	✓	✓
Preston L. Smith	69	2009	Male	White	✓		✓		✓	✓	✓	✓
Donald W. Thedford(6)	75	2009	Male	White	✓					✓
(1) Commercial Real Estate (“CRE”), including construction.
(2) Includes regulatory and compliance.
(3) Information Technology (“IT”), which includes information security.
(4) Human Resources (“HR”), which includes executive compensation.
(5) Mr. Henderson's term will end at the Annual Meeting and he is not standing for re-election.
(6) Retiring from the Board effective as of the Annual Meeting.

Southside Bancshares, Inc. | 2025 Proxy Statement | 4

The following table sets forth information regarding our director nominees, our continuing directors and our current executive officers.  Our Board is divided among three classes.

NOMINEES FOR DIRECTOR TERMS TO EXPIRE AT THE 2028 ANNUAL MEETING
SHANNON DACUS (56) – Ms. Dacus is President and owner of the Dacus Firm, a minority and female-owned law firm in Tyler, Texas. She has been a licensed and practicing attorney since 1994, with a focus on business litigation. She currently serves as the immediate-past president and director of both the CHRISTUS Northeast Texas and the Bethesda Health Clinic boards of directors. She also serves on the board and executive committee of the Tyler Area Chamber of Commerce and on the board of the Tyler Economic Development Council. She served on the board of an East Texas bank for almost 5 years, where she served as a member of the Audit Committee and Chair of the Risk and Compliance Committee. Ms. Dacus holds the distinction of being the first Hispanic female to chair the boards of the Tyler Area Chamber, CHRISTUS Northeast Texas, the Texas Bar Foundation and the Tyler Economic Development Council, among others. She has received numerous honors including the Adelante Award and Professional of the Year award from the Hispanic Business Alliance, the Legacy of Service Award from Women in Tyler and the Award of Excellence from the Smith County Bar Association. Ms. Dacus' extensive legal background, as well as her business management and leadership skills, qualifies her to be a member of the Board.

ALTON L. FRAILEY (63) – Mr. Frailey is President of Alton L. Frailey & Associates, LLC, specializing in leadership development, community engagement, school board team building, and executive coaching. Mr. Frailey earned his bachelor’s degree in Elementary Education and master’s degree in Educational Administration from Stephen F. Austin State University. He received his superintendent certification from the University of Texas at Tyler. Mr. Frailey has been involved in education for 42 years, serving most recently as the past superintendent for Katy Independent School District, as well as one other district in Texas and one in Ohio. Mr. Frailey served as past chair of the Stephen F. Austin State University Board of Regents, president of the American Association of School Administrators, the Texas Association of School Administrators, and the Urban Superintendents Association of America, as well as chairman of the University Interscholastic League Legislative Council. He served on the boards of directors for the Katy Area Chamber of Commerce, Katy Area Economic Development Council, Junior Achievement of Southeast Texas, West Houston Association and The Bible Seminary. Mr. Frailey has received numerous honors and awards including Texas Music Educators Association Distinguished Administrator, Region 4 Administrator of the Year, Who’s Who in Executives and Professionals, and the Trailblazer Award by South Dallas Business and Professional Women’s Club, Inc. Mr. Frailey's extensive executive experience and knowledge of leadership development, qualify him to be a member of the Board.

LEE R. GIBSON, CPA (68) – Mr. Gibson has served as Chief Executive Officer (“CEO”) of the Company since January 2017. He also served as President of the Company from 2015 to May 2024 and served as an executive and the Chief Financial Officer (“CFO”) of the Company from 2000 to 2015. He joined Southside Bank in 1984 and is also a director of Southside Bank. He currently serves as President and Director of Bethesda Health Clinic, Director of the Texas Bankers Association, Director and Executive Committee Member of the Tyler Economic Development Council and serves as a Board member of the R.W. Fair Foundation. He previously served as Chairman of the Board of Directors of the Federal Home Loan Bank of Dallas for six years and Council of Federal Home Loan Banks for two years. Mr. Gibson has over 40 years of banking experience, is a CPA and has extensive financial knowledge, which qualify him to be a member of the Board.

NOMINEE FOR DIRECTOR TERM TO EXPIRE AT THE 2026 ANNUAL MEETING
MICHAEL J. BOSWORTH (74) – Mr. Bosworth joined Bosworth & Associates in 1977 as an Independent Insurance Agent and Risk Manager and has served as the President and CEO of Bosworth & Associates since 1987. He has attained Certified Insurance Counselor, Certified Work Compensation Advisor and Accredited Advisor of Insurance certificates and has extensive experience in Risk Management. Mr. Bosworth graduated from Texas Tech University. He is currently on the Board and Executive Committee of Combined Agents of America, President of the board of TMF Covenant Corporation, and a member of the board of directors of Tyler Economic Development Council. Mr. Bosworth is a member of Christ Episcopal Church where he has served on the Vestry as the Senior Warden and chairman of the Endowment Committee. In addition to his current board commitments, he has also served on the following boards: East Texas Communities Foundation, Tyler Economic Development Council, All Saints Episcopal School, American Red Cross of Smith County, Children's Village, Independent Insurance Agents of Tyler and the Independent Insurance Agents of Texas. Mr. Bosworth's extensive insurance industry knowledge and experience, as well as his leadership and risk management skills, qualify him to be a member of the Board.

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DIRECTORS CONTINUING UNTIL THE 2027 ANNUAL MEETING
S. ELAINE ANDERSON, CPA (72) – Ms. Anderson has a BBA with a major in accounting from Indiana University and has been a licensed CPA since 1976. She served as a director of OmniAmerican from 1996 to December 17, 2014 and as independent Chairperson of the Board from May 2010 to December 17, 2014, when OmniAmerican Bancorp, Inc. (“OmniAmerican”) was acquired by the Company. She served for 24 years with Texas Health Resources as Senior Vice President and Chief Compliance Officer prior to retiring in January 2016. In that role, she had responsibilities for compliance, privacy, information security and enterprise risk management. Texas Health Resources is one of the largest nonprofit healthcare systems in the U.S. Her prior professional experience includes serving in various positions with the international accounting firm, PricewaterhouseCoopers from 1980 to 1991. Ms. Anderson currently serves as the Treasurer for Arborlawn United Methodist Church Foundation. Her memberships have included the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the Health Care Compliance Association. Ms. Anderson's public accounting experience, understanding of financial statements and experience as the Chief Compliance Officer for a large healthcare system, qualify her to be a member of the Board.

KIRK A. CALHOUN, M.D. (72) – Dr. Calhoun currently serves as Interim President of the University of North Texas Health Science Center and previously served as President of The University of Texas (“UT”) at Tyler from 2002 until his retirement in 2024. Dr. Calhoun started his medical career in Internal Medicine private practice and subsequently pursued his passion in academic medicine. He has served in academic medical leadership positions for over 40 years, in many different roles including Corporate Medical Director of UT Medical Branch at Galveston (UTMB) HealthCare Systems, Senior Vice President of Parkland Hospital, the Associate Dean of Clinical Affairs at the UT Southwestern Medical School and subsequently serving a combined 22 years as President of UT at Tyler and The UT Health Science Center at Tyler. Dr. Calhoun also previously served as chairman of the board of directors for the UT Health East Texas Health System, and on the executive committee of Teaching Hospitals of Texas and is the immediate Past Chair of the American Association of Medical Colleges Board of Directors. Dr. Calhoun has received numerous awards for his work and leadership in healthcare, public health, higher education delivery and community service, including the prestigious Doctor Luke Society and the T.B. Butler Citizen of the Year Award in 2021. Dr. Calhoun’s extensive executive experience, combined with business management and leadership skills, qualify him to be a member of the Board.

PATRICIA A. CALLAN (66) – Ms. Callan is a principal of Callan Consulting, which has provided sales management, insurance, managed care and healthcare related consulting services in the Dallas/Fort Worth area since 2001. She previously held executive management positions in Texas and Kentucky for regional and national insurance companies and owned an independent insurance agency in Lexington, Kentucky. She also served on the Board of Directors of OmniAmerican from 2006 to December 17, 2014, when OmniAmerican was acquired by the Company. Ms. Callan holds a Texas General Lines License. Ms. Callan’s extensive business management and leadership experience qualify her to be a member of the Board.

JOHN R. (BOB) GARRETT (71) – Mr. Garrett is a residential and commercial real estate developer and has served as the President of Fair Oil Company, a Tyler based oil and gas exploration and production company, since 2002. Mr. Garrett is also President of the R. W. Fair Foundation and a member of the University of Texas at Tyler Development Board and the UT Tyler School of Medicine Admissions Committee. He is a former Chairman of the Board of Regents at Stephen F. Austin State University. He is a past president of both the Tyler Area Builders Association and the Texas Association of Builders. Mr. Garrett brings to our Board extensive knowledge in the areas of residential and commercial real estate and oil and gas, as well as management, leadership and business skills and experience serving on numerous boards, all of which qualify him to be a member of the Board.

DIRECTORS CONTINUING UNTIL THE 2026 ANNUAL MEETING
LAWRENCE ANDERSON, M.D. (68) – Dr. Anderson was the founder of Dermatology Associates of Tyler and served as the medical director from 1996 to 2012. He then served as Chief Medical Officer for Oliver Street Dermatology from 2012 to 2016 and in the same role for U.S. Dermatology Partners until 2019. He is a graduate of Washington State University and Uniformed Services University of Health Sciences in Bethesda, Maryland. He is a published author with a number of publications, presentations and lectures to his credit. Dr. Anderson’s management, leadership skills and healthcare industry knowledge, combined with his knowledge of business and finance, qualify him to be a member of the Board.

H. J. SHANDS, III (69) – Mr. Shands retired on April 30, 2020 as Southside Regional President, East Texas, a role he held since the acquisition of Diboll State Bancshares, Inc. by the Company on November 30, 2017. He previously served as President and CEO of First Bank & Trust East Texas for 26 years and was Treasurer of Temple Inland Inc., a major manufacturer of corrugated packing and building products, with diversified banking and financial services operations. Mr. Shands served as Vice Chairman of the Finance Commission of Texas where he represented the banking industry for 8 years. He is a Trustee for the T.L.L. Temple Foundation and the I.D. and the Marguerite Fairchild Foundation. He is currently a director for Contractor's Supply Inc. He also served on the Board of Directors and was Past Chairman for CHI Memorial Health Center of East Texas, City of Lufkin 4B Economic Development and First Bank of Conroe, N.A. Mr. Shands' over 40 years of banking experience, leadership, business development and management skills qualify him to be a member of the Board.

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PRESTON L. SMITH (69) – Mr. Smith has been the President and owner of PSI Production, Inc., a petroleum exploration and production company since 1985. He is a member of the Independent Petroleum Association of America and served as Northeast Texas Representative to the Board of Directors from 1999 to 2005. Mr. Smith is a managing member of Wildwood Environmental Credit Company, which serves as the conservation steward for over 40,000 acres of protected, high value ecosystems including the Pineywoods Mitigation Bank. Mr. Smith served on the Board of Trustees for All Saints Episcopal School of Tyler from 1994 to 2014, is a member of the Board of Trustees of the McCallie School in Chattanooga, TN., a former Chairman of the Board of CHRISTUS Trinity Mother Frances Health System and a member of the University of Texas at Tyler Engineering School Advisory Board. Mr. Smith’s management and leadership skills, combined with his knowledge of the oil and gas industry, emerging environmental credit markets and the healthcare industry qualify him to be a member of the Board.

EXECUTIVE OFFICERS
SHERRI ANTHONY (65) – Ms. Anthony currently serves as Chief Banking Officer of Southside Bank, a position she has held since January 2024. She joined Southside Bank in 2017, upon the acquisition of Diboll State Bancshares, Inc, where she served as Chief Compliance Officer with First Bank and Trust East Texas. Prior to her current role, she served as Senior Vice President and Retail Market Manager of Southside Bank from 2017 until December 2023. In her current role, she is responsible for retail banking in all of the Company's regions. Ms. Anthony is a graduate of the University of West Alabama and has over 40 years of banking experience. She is involved with the Salvation Army, Angelina Chamber of Commerce and Leadership Alumni Association.

T. L. ARNOLD, JR. (61) – Mr. Arnold currently serves as Chief Credit Officer (“CCO”) of the Company and of Southside Bank, as well as advisory director of Southside Bank. He previously served as Executive Vice President and Senior Credit Officer of Southside Bank from December 2014 until March 2019. He joined Southside Bank in December 2014, upon the acquisition of OmniAmerican Bank, where he served as Senior Executive Vice President and Chief Credit Officer. Mr. Arnold is a graduate of The University of Texas at Arlington and has over 40 years' experience in the banking and financial services industry. He serves on the Board of Directors for William Mann Community Development Corporation and is actively involved in Meals on Wheels of Tarrant County.

CURTIS BURCHARD (63) – Mr. Burchard currently serves as Chief Lending Officer (“CLO”) of the Company and of Southside Bank, a position he has held since June 2024, as well as advisory director of Southside Bank. He previously served as Senior Executive Vice President upon joining the Company in 2023. He previously served at Texas Capital Bank from 2018 to 2023, including positions as Head of Commercial Real Estate and Head of Real Estate (Commercial Real Estate and Homebuilding). In his current role, he is responsible for oversight of all lending activities in all of the Company's market areas. He has over 40 years of commercial banking experience.

SUNI DAVIS, CPA (49) – Ms. Davis currently serves as Chief Treasury Officer (“CTO”) of the Company and Southside Bank, a position she has held since September 2024. Prior to her current role, she served as Chief Risk Officer from 2016 to 2024; and as Senior Vice President and Investment Officer prior to that. Ms. Davis obtained her BBA degrees in Finance and Accounting from the University of Texas at Tyler, is a Certified Public Accountant and holds a Certified Enterprise Risk Professional certification from the American Bankers Association. She joined Southside Bank in 1999 and is responsible for investment accounting, funds management, liquidity and interest rate risk. Ms. Davis is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the East Texas Chapter of the Texas Society of Certified Public Accountants.

KEITH DONAHOE (54) – Mr. Donahoe currently serves as President of the Company and Southside Bank, a position he has held since May 2024. Upon joining Southside Bank in 2021, he first served as Austin Market President and later as Central Texas Regional President. Prior to joining Southside, he served as an Executive Vice President of Frost Bank, a regional bank in Texas for 10 years. In his current role, he is responsible for various company-wide functions including overseeing credit and commercial lending activities as well as IT and bank operations. Mr. Donahoe is a graduate of Texas Tech University with over 30 years of commercial banking experience. Mr. Donahoe previously served as Board Chair of both the Health Alliance for Austin Musicians and the Real Estate Council of Austin (RECA), and continues to serve as a Board member for RECA.

JARED GREEN (44) – Mr. Green currently serves as Regional President, East Texas, of Southside Bank, a position he has held since 2020. Prior to his current role, he served as Executive Vice President, Commercial Banking from 2013 to 2020. In his current role, he is responsible for strategic planning, coordination and implementation of lending operations in the East and Southeast Texas markets. Mr. Green obtained his BBA from Baylor University and his Masters in Finance from The University of Texas at Dallas. He has over 20 years of commercial banking experience. Mr. Green currently serves as a member of the Board of Trustees of The Brook Hill School and is a member of the Board of Trustees of Willow Brook Country Club.

ANNE MARTINEZ (50) – Ms. Martinez currently serves as Chief Risk Officer (“CRO”), of the Company and Southside Bank, a position she has held since September 2024. Prior to her current role, she served as Executive Vice President and Senior Loan Review Officer from 2012 to 2024. In her current role, she is responsible for enterprise risk management. Ms. Martinez obtained a BBA degree in Finance and Accounting from Texas A&M University. She joined Southside in 1999 and has over 25 years of banking and credit experience. Ms. Martinez currently serves on Moody's Community Banking Advisory Board and as Vice Chairman of the Texas A&M University Commercial Banking Program Board.

BRIAN K. MCCABE (64) – Mr. McCabe currently serves as Chief Operations Officer (“COO”) of the Company and Southside Bank, a position he has held since 2017. He previously served as Executive Vice President of the Company from 2014 until June 2017. He is also an advisory director of Southside Bank. He joined Southside Bank in 1983, and since that time has managed various operational and electronic banking areas. Mr. McCabe is a graduate of Stephen F. Austin State University, with a degree in Business Data Processing and a minor in finance, and the Southwest Graduate School of Banking. He currently serves on the Boards of East Texas Lighthouse for the Blind and CHRISTUS Trinity Mother Frances Foundation. Mr. McCabe has previously served on the Board of Directors of the Tyler Area Chamber of Commerce, United Way of Smith County and Smith County American Red Cross.

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APRIL PINKLEY, CPA (54) – Ms. Pinkley currently serves as Chief Accounting Officer (“CAO”), of the Company and Southside Bank, a position she has held since September 2024. Prior to her current role, she served as Controller of the Company since 2010, and as an Executive Vice President since 2023. Ms. Pinkley earned a BBA degree in accounting from UT Tyler and has over 20 years of banking experience. In her current role, she is responsible for the oversight of accounting, accounts payable and payroll departments. Ms. Pinkley is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the East Texas Chapter of the TXCPA. She previously served on the Finance Committee of the United Way of East Texas and the board of The Rock of Living Water Ministry.

JULIE N. SHAMBURGER, CPA (62) – Ms. Shamburger currently serves as Chief Financial Officer (“CFO”) of the Company and Southside Bank, a position she has held since 2016. She is also an advisory director of Southside Bank. Ms. Shamburger served as Executive Vice President and Chief Accounting Officer from 2011 until April 2016. Ms. Shamburger joined Southside Bank in 1982 and has over 39 years of accounting experience. Ms. Shamburger is a graduate of the University of Texas at Tyler. Ms. Shamburger provides oversight to the Bank's funds management and investor relations. She is also responsible for the oversight of regulatory and Securities and Exchange Commission ("SEC") reporting as well as the daily accounting practices of the Company and Southside Bank. Ms. Shamburger is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the East Texas Chapter of the Texas Society of Certified Public Accountants.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE
Southside is committed to operating our business responsibly, and believes our business, shareholders, communities and employees benefit from our commitment to environmental, social and governance (“ESG”) best practices. Highlights of our ESG efforts are noted below.

Environmental
Environmental Impact
•We recognize that being a good steward of environmental resources is essential to protect and sustain our environment for those we serve and future generations. We believe operating sustainably creates long-term value for our customers, communities and shareholders through reducing risks, strengthening our communities and helping us meet expectations of our stakeholders.
•We are committed to reducing our environmental impact and are taking steps to understand environmental risks and evaluating business practices and procedures.
◦In 2023, we adopted an Environmental Policy Statement, which outlines our commitment to environmental stewardship and operating responsibly, as well as efforts to support our commitment. Our Environmental Policy Statement is available on the Company’s website at https://southside.com/governance.
Technology and Digital Banking
•We offer an assortment of digital banking solutions to our customers, including online banking, mobile applications and electronic products and services, which serve our customers efficiently while also reducing the environmental impact of paper transactions and emissions from travel to banking centers.
◦The utilization of digital banking has increased substantially over the last few years, with customer enrollment up 46% for 2024 compared to 2020;
◦We utilize eStatements and eNotices; approximately 65% of statements and notices were sent electronically as of December 31, 2024;
◦Our electronic products and solutions include mobile deposits and remote deposit capture for business customers; through these services, more than 1.0 million items were processed electronically in 2024; and
◦We continue to evaluate our business processes, products and services in an effort to be more efficient both operationally and environmentally.
•We offer remote work arrangements to employees who qualify based on job responsibilities and other requirements, resulting in less travel and related emissions to on-site locations.

Paper Consumption and Recycling
•In 2024, we recycled certain electronic items including: computers, hard drives, servers and printers. Electronics are recycled according to federal, state and local guidelines, as well as certified R2 and ISO 14001 guidelines;
•Paper is shredded and recycled through third-party vendors in an effort to protect customer information as well as reduce environmental impact;
•In 2024, we hosted a shred day at five of our locations, in which employees, customers and community members were able to bring personal and business documents to shred for free on site;
•We utilize notice and access, which prescribes that only shareholders over a certain threshold of shares receive full paper sets of proxy materials, with other holders able to access the materials online.
•Our directors access Board and committee meeting materials through a secured portal rather than physical copies.

Facilities
•Southside is committed to enhancing and upgrading our facilities to reduce our environmental impact and better serve our customers.
◦In 2024, we installed two electric vehicle charging stations at our Fort Worth - University location, which are available to employees, customers and the public; and
◦Southside continues to update and maintain our banking facilities with environmental impact in mind. All renovations and new construction are thoroughly reviewed to adopt various energy-efficient updates. These improvements include: energy-efficient lighting and occupancy sensors, insulation improvements, updated HVAC equipment to meet current SEER standards, HVAC automation to reduce consumption, updated plumbing fixtures to meet maximum flow rates and double glazed windows.

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Volunteer Efforts
•We initiate quarterly volunteer opportunities for employees through our "Southside Serves" program. Through this initiative, Southside participated in a variety of community projects, serving to improve environmental conditions within our communities.

Community
Community Impact
•We have a rich history of community involvement and take great pride in serving the communities in which we operate. Our commitment to these communities is reflected through charitable contributions, community service, financial education programs and community development initiatives;
•Approximately $1.0 million in donations benefiting over 440 organizations across Texas were made in 2024 and our employees volunteered over 8,000 hours benefiting more than 300 organizations in the communities we serve in 2024;
•Approximately $477.6 million in Community Development loans were originated in 2024, consisting of $228.1 million in Economic Development, $180.3 million in Affordable Housing and $69.2 million in Community Service;
•Southside and our employees contributed $148,000 to the United Way Corporate Giving Campaign in 2024, which supports local education, financial stability, health and wellness and crisis intervention programs;
•We partnered with the Federal Home Loan Bank of Dallas (“FHLB”) to provide home rehabilitation grants through the Special Needs Assistance Program (“SNAP”). Only special needs households are eligible for SNAP funds and households must have a family income at or below 80% of the median income in the area. In 2024, we processed five repair projects through SNAP;
•We provide a "Bank On" qualified checking account, which serves unbanked and underbanked individuals and families with safe and affordable accounts. The product is certified by the nonprofit Cities for Financial Empowerment (“CFE”) Fund for meeting the CFE's Bank On National Account Standards. CFE's certification recognizes deposit accounts that ensure low cost and high functionality while promoting consumer safety. We opened 379 "Bank On" eChecking accounts in 2024;
•Southside has a Veteran's checking account for active and retired US military service members. The account has no monthly maintenance fees and provides perks such as free checks; and
•In 2023, Southside launched the Individual Tax Identification Number (ITIN) Loan Program. This program was developed in an effort to provide mortgage loans for borrowers without a social security number. This program will allow more borrowers within the bank’s communities to apply and achieve the dream of home ownership, consistent with safe and sound banking operations. The program originated three ITIN mortgages in 2024.

Community Education
•Financial Empowerment Sessions with Local Community College – We conduct financial empowerment sessions with a local community college throughout the year. During 2024, we reached approximately 600 students through this initiative;
•Reverse Junior Achievement (“JA”) in a Day – Students from local schools spend a day learning at the Bank. They receive four sessions on the JA Career Success curriculum highlighting soft skills, personal brand, conflict management, interview skills and financial empowerment;
•Internship Program with Local High Schools – The program lasts 16 weeks with training in various areas of the bank. The interns are considered for scholarship opportunities and for employment following the 16 weeks of training;
•Cristo Rey Corporate Work Study Program – Through this work study program, Southside facilitates internships in our credit department in Fort Worth. Students engage in educational studies three to four days a week at Cristo Rey School, while gaining real-world work experience at Southside the rest of the work week;
•Academy 4 is a mentor program designed for every fourth grader in an economically disadvantaged school within the DFW metroplex. Southside team members serve these students each month, mentoring on leadership and financial empowerment;
•Small Business Workshops are hosted at different locations in our regions. The workshop includes panel discussions on topics such as cybersecurity, technology, fraud prevention, commercial lending and deposit accounts; and
•In 2024, Southside hosted a financial literacy event with a local school district called Making Cents, in which students bring their families for interactive financial lessons, food and prizes. Over 100 students and family members attended.

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Employees
Employees are our greatest asset and the success of our business depends on our team and our ability to attract, retain and develop employees. We are committed to our employees and are focused on the well-being and personal and professional development of our employees through our many corporate development initiatives.
Awards and Engagement
•We were recognized as a "Best Bank to Work For" by American Banker in 2024, for the third consecutive year and "Best Companies to Work For in Fort Worth" for the second consecutive year. These awards identify organizations that excel at creating positive and supportive workplaces for employees;
•In 2024, Southside was recognized by Texas Banker's Association ("TBA") as a Leader in Financial Education ("LiFE"). The LiFE Award celebrates and commends member banks for their steadfast dedication, unwavering commitment and innovative approaches in advancing financial literacy within their communities; and
•The American Bankers Association ("ABA") recognized Southside as an "Honorable Mention" in their 2024 Community Commitment Awards. Southside received this distinction in ABA's Financial Education category for its financial literacy efforts throughout our communities.

Personal and Professional Development
•We have a designated training department and maintain extensive training programs from entry-level to manager-level. All employees, including management, are required to complete the following courses annually: Information and Cybersecurity, Business Continuity Plan, Confidential Information, Bank Secrecy Act (“BSA”) (Anti-Money Laundering), Fairness in Lending, Fair Service, Information Security, Office of Foreign Assets Control ("OFAC") Compliance Basics, Elder Abuse and the Community Reinvestment Act.
◦During 2024, employees completed over 33,000 training hours in person and virtually. On average, employees completed 42 hours of training in 2024.
◦We evaluate our training program and offerings annually to assess the effectiveness of the program and ways to improve. Surveys are conducted on all in-person trainings and an analysis of course offerings and test scores is performed yearly to determine any gaps or improvement points.
•Our corporate mentor program pairs participating employees with a manager or executive level mentor. The program has been successful in facilitating professional development of our employees;
•We are investing in our employees through the engagement of a development coach. This initiative is company-wide and is focused on personal and professional growth of all employees; in 2024, employees completed approximately 4,500 hours of personal and professional development with our development coach;
•Southside's Core Leadership program focuses on leadership skills for managers across all departments. In 2024, 37 team members participated in the nine month program;
•We recognize and award employees through several different initiatives centered around service to Southside and initiatives that impact our communities, including our Southside Champions Award and Southside Impact Award; and
•In 2024, we focused on the health and wellness of our employees through several company-wide efforts including: a wellness program that allows employees to earn cash rewards; a three-week wellness challenge to encourage healthy habits; on-site biometric screenings, as well as wellness communications and webinars throughout the year.

Employee Benefits
•The “Southside Serves” volunteer program allows full-time employees to volunteer up to 20 hours of paid time off (“PTO”) each year with an approved organization of their choice. During 2024, over 1,400 hours were paid to employees through this program. We believe this program not only strengthens our employees and communities but also reflects our strong corporate culture;
•We offer a broad range of benefits including, but not limited to, 15-30 days of annual PTO based on length of employment, sick leave, participation in our Employee Stock Ownership Plan (“ESOP”) and educational reimbursement. During 2024, we implemented an increase in sick leave and an adoption reimbursement program; and
•We offer competitive compensation and benefits and are committed to fair or living wages for all employees.

Code of Business Conduct and Ethics
•We believe in holding employees, officers and directors to the highest standard of conduct and integrity, as outlined in our Code of Business Conduct and Ethics. It is mandatory for all employees, officers (including management) and directors to review and acknowledge their understanding of the policy annually;
•In addition, we maintain a comprehensive employee handbook, as well as other policies, including a harassment policy and a whistleblower policy, to promote a safe and supportive workplace culture. An annual review of the policies is required each year for all employees; and
•We have an online reporting system available to employees for confidential reporting of any issues or concerns.

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Cybersecurity
We have a dedicated Information Security Department (the “Department”), which is led by our Chief Information Security Officer (“CISO”), who reports directly to the CRO. The Department serves to protect the security and confidentiality of customer information, protect against any threats or hazards to the security or integrity of Company information and protect against unauthorized access to, or use of, such information that could result in substantial harm or inconvenience to our customers. For a further discussion of cybersecurity, as well as related risks, risk management strategies and governance, please see “Part I - Item 1C. Cybersecurity” in our Form 10-K, filed with the SEC on February 27, 2025.
During 2024, in addition to on-going training and awareness for employees, the Department facilitated a Cybersecurity awareness month, in which employees completed training sessions and interactive games on information security best practices including: strong passwords, security awareness, mobile device security, social media and reporting incidents. More than 6,000 hours of cybersecurity training were completed by employees during 2024.

Human Rights
Southside values and respects individual human rights and is committed to operating our company in an environment where everyone is treated with dignity and respect. Everyone will be treated without discrimination or harassment based on race, color, religion, gender, sexual orientation, gender identity, national origin, age, veteran status or disability. These same standards apply to our interactions with employees, customers and others with whom we do business, including vendors, contractors and subcontractors. Our Human Rights Statement is available on the Company’s website at https://southside.com/governance.

Governance
•We believe good governance practices and decision making are the foundation of operating responsibly and necessary for creating long-term shareholder value. We seek to follow best governance practices and maintain Corporate Governance Guidelines, which can be accessed on the Company’s website at https://southside.com/governance;
•We maintain an independent Chairman of the Board and our Board is 93% independent;
•All committees of the Company Board have female representation and females serve as Chairpersons of the Risk Committee and Compensation Committee;
•We are committed to Board refreshment. The Board has a policy regarding term limits, which requires Board members to retire on the date of the next Annual Meeting of Shareholders following their 75th birthday;
•In 2024, Board members attended trainings on banking and current events in the industry. All directors completed BSA/Fair Lending training. Directors also attended trainings on ESG, cybersecurity, compensation and talent, corporate governance matters, compliance, accounting and bank strategies; and
•The Board performs a self-assessment annually, which includes evaluating contributions, strengths and weaknesses of the Board as a whole. For 2024, the assessment topics included leadership, oversight, strategic initiatives, professional development, risk management and corporate culture.

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CORPORATE GOVERNANCE
Board Leadership Structure
Our Board functions in a collaborative fashion that emphasizes active participation by all members. Our business is conducted day-to-day by our officers, under the direction of our CEO, Lee R. Gibson, and our President, Keith Donahoe, with oversight from the Board, to enhance the long-term value of the Company for its shareholders. Mr. Gibson also serves as a member of the Board, which enables him to communicate the Board's strategic findings and guidance to management. Our Board determines who to appoint as our Chairman based on the knowledge and experience of the members then serving on our Board and chooses the person whom it believes best meets the needs of the Company. Both the Chairman and the Vice Chair are independent directors and serve as ex-officio members of the Audit, Corporate Governance and Nominating, Compensation, Risk, and Innovation, Digital Banking and Information Technology Committees.
Board Oversight of Risk
The Board recognizes that, although day-to-day risk management is primarily the responsibility of the Company’s management team, the Board plays a critical role in the oversight of risk. The Board believes an important part of its responsibility is to assess the major risks the Company faces and review the Company’s options for monitoring and controlling these risks. The Board assumes responsibility for the Company’s overall risk assessment, primarily through the Board's Audit and Risk Committees. The Audit Committee has specific responsibility for oversight of risks associated with financial accounting and audits, as well as internal control over financial reporting. This includes the Company’s risk assessment and management policies, the Company’s major financial risk exposure and the steps taken by management to monitor and mitigate such exposures. The Risk Committee assists the Board in fulfilling its responsibility for overseeing and improving the Company's enterprise-wide risk management practices, which includes ensuring that the executive team has identified and assessed the key risks the Company faces and has established a risk management infrastructure capable of addressing those risks. The Compensation Committee oversees the risks relating to the Company’s compensation policies and practices, as well as management development and leadership succession in the Company’s various business units. The Board as a whole examines specific business risks including but not limited to credit risk, interest rate risk and operations risk, in its regular strategic reviews on a Company-wide basis.
In addition to periodic reports from the Audit, Risk, Compensation, and Innovation, Digital Banking and Information Technology Committees about the risks over which they have oversight, the Board receives presentations throughout the year from management that include discussions of significant risks specific to the Company and the banking industry. Periodically, at Board meetings, management discusses matters of particular importance or concern, including any significant areas of risk requiring Board attention. We believe our risk oversight is also supported by our current Board leadership structure, with the Chairman of the Board working together with the independent Audit Committee and other standing committees.
Independent Directors
The Company’s common stock is listed on the New York Stock Exchange ("NYSE") under the symbol “SBSI.”  On November 14, 2024, Southside voluntarily withdrew the listing of our common stock from NASDAQ and transferred the listing to the NYSE. NYSE listing rules require a majority of our directors to be “independent directors,” as defined in the NYSE listing rules.  The Board has affirmatively determined that all of the Company’s current directors, other than Lee R. Gibson, are independent directors under the NYSE listing rules. Each member of the Board’s Audit, Corporate Governance and Nominating and Compensation Committees qualifies as an independent director, and all other Board committees are comprised of a majority of independent directors. All Board committees are chaired by independent directors.
Board of Directors Meeting Attendance
During 2024, each of our directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he or she served as a director) and (2) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served). All of the Company’s directors were in attendance at the Company’s 2024 Annual Meeting.  Although the Company has not adopted a formal written policy with respect to director attendance at meetings, we encourage our directors to attend each Annual Meeting of Shareholders and all meetings of the Board and committees on which the directors serve.
Shareholder Communication with the Board of Directors
The Company has adopted a procedure by which shareholders may send communications to one or more members of the Board by writing to such director(s) or to the Board as a whole in care of the Corporate Secretary, Southside Bancshares, Inc., 1201 South Beckham Avenue, Tyler, Texas 75701.  Any such communications will be promptly distributed by the Corporate Secretary to such individual director(s) or to all directors if addressed to the Board as a whole.
Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics (the “Code”) applicable to all directors, officers and employees of the Company and its subsidiaries.  The Code is available on the Company’s website at https://southside.com/governance.  Within the time period required by the Securities and Exchange Commission (“SEC”) and NYSE, we will post on

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our website any amendment to the Code and any waiver applicable to any of our directors, executive officers or senior financial officers. We include our website address throughout this filing only as textual references. The information contained on our website is not incorporated into this proxy statement by reference.
Procedures for Reporting Concerns including Accounting, Internal Accounting Controls or Auditing Matters
Management of the Company has established a Whistle Blower Policy, which includes an online reporting system available for reporting 24-hours, seven-days-a-week.  This is a confidential service by which officers and employees can report to an independent company any issues or concerns, including human resource matters, or any questionable accounting or auditing matters, including, but not limited to, the following: fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Company; fraud or deliberate error in the recording and maintenance of financial records of the Company; deficiencies in or noncompliance with the Company’s internal accounting controls; misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Company; or deviation from full and fair reporting of the Company’s financial condition.  Human resource complaints are reported directly to the Human Resource Director; all other complaints are reported directly to the Chair of the Audit Committee and to the Chief Audit Executive of the Company, and will be reviewed by Internal Audit under the direction of the Audit Committee.  All complaints submitted will be promptly investigated and appropriate corrective action will be taken, as warranted by the investigation.  Management is committed to complying with all applicable securities laws and regulations and, therefore, encourages officers and employees to raise any issues or concerns by using the online reporting system.
Insider Trading Policy
The Company has adopted an insider trading policy governing the purchase, sale and/or other dispositions of its securities by directors, officers and employees, that is designed to promote compliance with insider trading laws, rules and regulations and any applicable listing standards. It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities. Our insider trading policy is available as Exhibit 19 to our Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025.
Anti-Hedging and Anti-Pledging Policy
The Company maintains an anti-hedging and anti-pledging policy, which prohibits executive officers, directors and employees who receive equity grants from (1) directly or indirectly engaging in any hedging or monetization transactions, such as exchange funds, prepaid variable forward contracts, equity swaps, puts, calls, collars, forward sale contracts and other derivative instruments, through transactions in the Company’s securities or through the use of financial instruments designed for such purpose, (2) engaging in short sale transactions in the Company’s securities or (3) pledging the Company’s securities as collateral for a loan, including through the use of traditional margin accounts with a broker.
The Company maintains this policy to prevent the appearance of a person trading based on inside information, as hedging transactions might be considered short-term bets and a margin sale or foreclosure sale could occur at a time when the pledger is aware of nonpublic information or during a blackout trading period. In addition, transactions in options may also focus the person’s attention on short-term performance at the expense of the Company's long-term objectives.

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BOARD COMMITTEES
Southside Bancshares, Inc. Board Committees
The Board has five standing committees:
•Audit Committee;
•Compensation Committee;
•Innovation, Digital Banking and Information Technology Committee;
•Corporate Governance and Nominating Committee; and
•Risk Committee.
Each of the Committees of the Company's Board have a formal written charter, which can be found on the Company’s website at https://southside.com/governance.
Southside Bank Board Committees
The Southside Bank Board has five standing committees:
•Executive Committee;
•Loan/Discount Committee;
•Trust Committee;
•Compliance/IT/CRA Committee; and
•Investment/Asset-Liability Committee (ALCO).
The following table presents the compositions of the Committees of both the Company's Board and the Southside Bank Board, as well as the number of meetings held, for the year ended December 31, 2024:

Directors	Southside Bancshares, Inc.							Southside Bank
	Independent	Board	Committees					Board	Committees
			Audit	Compensation	Innovation, Digital Banking and Information Technology	Corporate Governance and Nominating	Risk		Executive/ Loan and Discount	Trust	Compliance / IT / CRA	ALCO
Lawrence Anderson, M.D.	✓	✓			C		✓	✓	✓	✓
S. Elaine Anderson, CPA	✓	✓	✓				C	✓	✓		✓	✓
Michael J. Bosworth	✓	✓					✓	✓	✓	✓		C
Kirk A. Calhoun, M.D.	✓	✓		✓	✓	✓		✓	✓
Patricia A. Callan	✓	✓		C		✓		✓	✓			✓
Shannon Dacus	✓	✓	✓			✓	✓	✓	✓		✓
Alton L. Frailey	✓	✓		✓	✓			✓	✓	✓
John R. (Bob) Garrett	✓	C						C	C
Lee R. Gibson, CPA		✓						✓	✓	✓		✓
George H. (Trey) Henderson, III	✓	✓	✓	✓				✓	✓	C	✓
Tony K. Morgan, CPA	✓	✓	C				✓	✓	✓		C	✓
John F. Sammons, Jr.	✓	✓		✓		✓		✓	✓	✓
H. J. Shands, III	✓	VC						VC	✓
Preston L. Smith	✓	✓	✓		✓	C		✓	✓		✓	✓
Donald W. Thedford	✓	✓	✓		✓			✓	✓		✓
Meetings during 2024		14	12	5	4	5	4	13	24	6	12	12

C	Chair
VC	Vice Chair

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These committees were formed to assist the boards of directors of the Company and Southside Bank in the discharge of their respective responsibilities.  The purpose and composition of these committees is described below.
Audit Committee of Southside Bancshares, Inc.
The Audit Committee of the Board was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Corporate Governance and Nominating Committee of the Board has unanimously determined that S. Elaine Anderson, CPA and Tony K. Morgan, CPA, who served in 2024, each qualify as an “audit committee financial expert” as defined by the SEC.  The Corporate Governance and Nominating Committee of the Board has also unanimously determined that all Audit Committee members are financially literate under the current NYSE listing rules.
The Audit Committee is primarily responsible for the engagement of the Company's independent registered certified public accounting firm, oversight of the Company’s financial statements and controls, assessing and ensuring the independence, qualifications and performance of the independent registered certified public accounting firm, approving the services and fees of the independent registered certified public accounting firm and reviewing and approving the annual audited financial statements of the Company before issuance, subject to the approval of the Board.  The Audit Committee manages the Company’s relationship with its independent registered certified public accounting firm, who reports directly to the Audit Committee.  The Audit Committee also monitors the internal audit function, internal accounting procedures and assures compliance with all appropriate statutes and regulations.  The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties, with funding from the Company for such advice and assistance.  No members of the Audit Committee received any compensation from the Company during the last fiscal year other than directors’ fees. The Audit Committee reviews the Audit Committee charter on an annual basis.
Corporate Governance and Nominating Committee of Southside Bancshares, Inc.
The Corporate Governance and Nominating Committee is responsible for identifying, screening and recommending candidates for election to the Board and seeks to create a Board that is, as a whole, strong in its collective knowledge and diversity of skills and experience and background with respect to accounting and finance, management and leadership, business judgment, industry knowledge and corporate governance.  When the Corporate Governance and Nominating Committee reviews a potential new director candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the then-current mix of director attributes.
The Board has established the following process for the identification and selection of candidates for director.  The Corporate Governance and Nominating Committee annually reviews the appropriate experience, skills and characteristics required of Board members in the context of the current membership of the Board to determine whether the Board would be better enhanced by the addition of one or more directors.  In considering board of director candidates, the Corporate Governance and Nominating Committee takes into consideration all factors that it deems appropriate, including, but not limited to, the individual’s character, education, experience, knowledge, skills and ownership of the Company’s stock.  The Corporate Governance and Nominating Committee will also consider the extent of the individual’s experience in business, education or public service, his or her ability to bring a desired range of skills, diverse perspectives and experience to the Board and whether the individual possesses high ethical standards, a strong sense of professionalism and is capable of serving the interests of the Company's shareholders.  A candidate should possess a working knowledge of the Company’s current local market areas.  Additionally, the Corporate Governance and Nominating Committee will consider the number of boards the candidate currently serves on when assessing whether the candidate has the appropriate amount of time to devote to serving on the Company’s Board.
The Corporate Governance and Nominating Committee identifies candidates to the Board by introduction from management, members of the Board, employees or other sources, and shareholders that satisfy the Company’s policy regarding director candidates recommended by shareholders.  The Corporate Governance and Nominating Committee does not evaluate director candidates recommended by shareholders differently than director candidates recommended by other sources.  Shareholders wishing to submit director candidate recommendations for the 2026 Annual Meeting should write to the Corporate Governance and Nominating Committee in care of the Corporate Secretary, Southside Bancshares, Inc., Post Office Box 8444, Tyler, Texas 75711.  Any such shareholder must follow the procedures set forth in the Company’s bylaws and the Corporate Governance and Nominating Committee charter.  Our bylaws provide that proposals that comply with all rules and requirements of the SEC and are included in our proxy statement are deemed to comply with the advance notice procedures in our bylaws. Shareholder director recommendations must be submitted to the Corporate Secretary on or before November 27, 2025, in order to be included in the proxy statement for the 2026 Annual Meeting.  See “Shareholder Proposals.”  The Corporate Governance and Nominating Committee is not obligated to recommend any individual proposed by a shareholder as a nominee for election to the Board.  No shareholder recommendations have been received by the Company for this Annual Meeting.  Accordingly, no rejections or refusals of such candidates have been made by the Company.
In addition, the Corporate Governance and Nominating Committee is responsible for identifying, screening and recommending to the Board candidates to serve on the Compensation Committee, Audit Committee, Risk Committee and Innovation, Digital Banking and Information Technology Committee. These recommendations are submitted to the Board for final approval.
Compensation Committee of Southside Bancshares, Inc.
The Compensation Committee of the Board reviews the Company’s general compensation philosophy and oversees the development of compensation and benefit programs.  The Compensation Committee recommends the compensation for the

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named executive officers of the Company, all of whom are executive officers of the Company and Southside Bank.  The boards of directors of the Company and Southside Bank consider the recommendations of the Compensation Committee and approve the compensation of the named executive officers.  The Committee also reviews and develops recommendations for all director compensation. Pursuant to its charter, which is reviewed by the Committee annually, the Compensation Committee may form and delegate authority and duties to subcommittees as it deems appropriate. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation is provided in the Compensation Discussion and Analysis below.
Risk Committee of Southside Bancshares, Inc.
The purpose of the Risk Committee is to assist the Board in fulfilling its oversight responsibilities with regard to the risk appetite of the Company, enterprise-wide risk management, the Company's compliance framework and the governance structure that supports it. The primary responsibility of the Risk Committee is to oversee and improve company-wide risk management practices while assisting the Board by:
•Ensuring that the executive team has identified and assessed the key risks the Company faces and has established a risk management infrastructure capable of addressing those risks;
•Overseeing, in conjunction with other Board-level committees or the full Board, if applicable, risks, such as strategic, financial, credit, liquidity, security, property, IT (including cyber security), legal, regulatory, reputational and other risks;
•Overseeing the division of risk-related responsibilities to each Board committee as clearly as possible and performing a gap analysis to determine the full oversight of all risks; and
•Approving, in conjunction with the full Board, the Company’s enterprise-wide risk management framework.
In addition to the Company's Board members specified above, also serving on the committee are Suni Davis, CTO, and Anne Martinez, CRO, of the Company and Southside Bank.
Innovation, Digital Banking and Information Technology Committee of Southside Bancshares, Inc.
The purpose of the Innovation, Digital Banking and Information Technology Committee is to assist the Board in fulfilling its oversight responsibilities with regard to innovation, digital banking and innovation. Specific responsibilities of this committee are:
•Provide oversight on IT strategies and subjects related to digital innovation, digital banking strategies, products and business/IT;
•Review management reports and provide oversight of the implementation of major digital banking, technology innovation and business/IT projects and architecture decisions;
•Review the IT plan which demonstrates objectives and targets for digital banking, technology innovation and business/IT risks, proposals and acquisition processes; and
•Ensure the Company’s digital banking, digital innovation and business/IT programs effectively support its business objectives and strategies.
In addition to the Company's Board members specified above, also serving on the committee are bank officers Sherri Anthony, Faye Bond, Jason Cathey, Mitchell Craddock, Eddie Crawford, Suni Davis, Keith Donahoe, Justin Hutcheson, Keith Leonhardt, Anne Martinez, Mary McLarry, Brian K. McCabe, Gary Mills, Chris Phelps, Carlos Renteria, Gordon Roberts, Leigh Anne Rozell, James Schafer, Julie Shamburger and Lora Stockhammer.

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COMMITTEES OF SOUTHSIDE BANK
Executive Committee and Loan/Discount Committee of Southside Bank
The Executive Committee is authorized to act on behalf of the Board of Directors of Southside Bank between scheduled Board meetings, subject to certain limitations.  The members of the Executive Committee comprise the Loan/Discount Committee of Southside Bank.  It is the Loan/Discount Committee’s responsibility to monitor credit quality, review extensions of credit and approve selected credits in accordance with the loan policy.
In addition to the Company's Board members specified above, also serving on the committee as an advisory director of Southside Bank is T. L. Arnold, Jr., Chief Credit Officer.
Trust Committee of Southside Bank
The Trust Committee of Southside Bank is responsible for the oversight of the operations and activities of the Wealth Management and Trust Department. In addition to the Company's Board members specified above, also serving on this committee as advisory members are Julie N. Shamburger, Brian K. McCabe and Lonny Uzzell. Officers of Southside Bank who serve on the committee include Bill Newburn, Kim Christie, Emily Corbett and Hilary Walker.
Compliance, IT and Community Reinvestment Act (CRA) Committee of Southside Bank
The Compliance/IT/CRA Committee of Southside Bank is responsible for ensuring compliance with all appropriate statutes and reviews IT and community reinvestment activities.  The Compliance/IT/CRA Committee is comprised solely of persons who are directors of the Company and Southside Bank but who are not officers or employees.
Investment/Asset-Liability Committee (ALCO) of Southside Bank
The Investment/Asset-Liability Committee is responsible for reviewing Southside Bank’s overall asset and funding mix, asset-liability management policies and investment policies. In addition to the Company's Board members specified above, officers serving on this committee include Suni Davis, Julie N. Shamburger, T. L. Arnold, Jr., Keith Donahoe, Curtis Burchard, Kyle Gibson, Jared Green, Robby Plymail and Lonny Uzzell.

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DIRECTOR COMPENSATION
DIRECTOR COMPENSATION PROGRAM
The Board adopted a Director Compensation Program (the “Director Program”) for compensating non-employee directors, effective as of the 2020 Annual Meeting. The Director Program has been developed to compensate non-employee directors of the Company for their time, commitment and contributions to the Board, including each non-employee’s service on the board of the Bank. Under the Director Program, non-employee directors are paid an annual retainer of $101,000, which is payable in quarterly installments, for each year of his or her service on the Board (each, a “Service Year”). Each Service Year commences on the date of the Company’s Annual Meeting at which Board members are elected or appointed. Employee directors do not receive compensation for service on the Company's Board or the board of the Bank.
In addition to the annual retainer, the following positions received an additional retainer for 2024 as follows:

Position	Additional Retainer
Chairman	$48,500
Vice Chair	$23,500
Audit Committee Chair	$23,500
Compensation Committee Chair	$12,500
Risk Committee Chair	$12,500
Innovation, Digital Banking and Information Technology Committee Chair	$7,500
Trust Committee Chair	$7,500
Corporate Governance and Nominating Committee Chair	$5,000

Directors may elect to receive all or a specified portion of their annual retainer and any additional annual retainers in the form of restricted stock units (“RSUs”). The RSUs are granted on or about the first day of the Service Year and have a value on the grant date approximately equal to the amount of the annual cash retainer payment that he or she has elected to receive in the form of RSUs. The RSUs vest (become non-forfeitable) on the first anniversary of the grant date (or, if earlier, on the date of the Company’s Annual Meeting that occurs in the year immediately following the year of grant, in the event Grantee is not standing for re-election to the Board at such Annual Meeting) (with accelerated vesting on a pro rata basis in the event of death, disability or a change in control of the Company). Directors may elect to receive shares of common stock in settlement of their RSUs on the vesting date, or they may elect to defer the receipt of such shares and instead receive them on a specified anniversary of the grant date or upon termination of their service on the Board (subject, in each case, to earlier settlement upon a change in control of the Company).

In November 2023, the Director Program was amended, effective as of the 2024 Annual Meeting, to provide that all non-employee directors will receive at least 40% of their annual retainer in the form of RSUs, with the balance payable in cash in quarterly installments. In addition, directors may elect to receive a larger percentage (up to 100%) of their annual retainer and additional retainers, as applicable, in the form of RSUs.

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2024 DIRECTOR COMPENSATION
The table below summarizes the compensation earned by the Company's directors for the year ended December 31, 2024. Lee R. Gibson, the Company’s CEO, is not included in the table below, as he is an officer of the Company, and thus received no compensation for his service as a director during 2024. Mr. Gibson's compensation is shown in the Summary Compensation Table under Executive Compensation.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)
Lawrence Anderson, M.D. (3)	$76,945	$50,492	$—	$127,437
S. Elaine Anderson, CPA (4)	88,273	40,377	—	128,650
Michael J. Bosworth	25,262	75,738	—	101,000
Herbert C. Buie (5)	37,875	—	—	37,875
Kirk A. Calhoun, M.D. (6)	37,898	40,377	—	78,275
Patricia A. Callan (7)	88,273	40,377	—	128,650
Shannon Dacus	60,623	40,377	—	101,000
Alton L. Frailey	25,262	75,738	—	101,000
John R. (Bob) Garrett (8)	115,864	40,377	—	156,241
George H. (Trey) Henderson, III (9)	55,660	54,247	—	109,907
Tony K. Morgan, CPA (10)	73,939	62,232	—	136,171
John F. Sammons, Jr.	69,445	50,492	—	119,937
H. J. Shands, III (11)	90,461	40,377	—	130,838
Preston L. Smith (12)	48,271	60,579	—	108,850
Donald W. Thedford (13)	84,586	40,377	—	124,963
(1)Amounts reflect fees earned by each non-employee director in calendar year 2024.
(2)Beginning with the 2024 Annual Meeting, all Directors receive at least 40% of their annual retainer in the form of RSUs and may elect to receive a larger percentage (up to 100%) of their annual retainer and additional retainers, as applicable, in the form of RSUs. Amounts reflect the aggregate grant date fair value of RSU awards determined in accordance with FASB ASC Topic 718, based on the fair market value of our common stock on the grant date, May 15, 2024. Because the Service Year runs from Annual Meeting to Annual Meeting, a portion of the RSUs granted in 2024 represents compensation for the service in calendar year 2025 prior to the 2025 Annual Meeting. To the extent a director elected to receive a higher percentage of his or her annual retainer in the form of RSUs for the Service Year beginning as of the 2024 Annual Meeting compared to the prior Service Year, the amount reported in the Stock Awards column will be higher by the amount that represents compensation for calendar year 2025.
(3)Compensation includes an additional retainer of $7,500 for serving as Innovation, Digital Banking and Information Technology Committee Chair.
(4)Compensation includes an additional retainer of $12,500 for serving as Risk Committee Chair.
(5)Mr. Buie retired from the Board, effective as of the 2024 Annual Meeting.
(6)Dr. Calhoun was elected to the Board, effective as of the 2024 Annual Meeting.
(7)Compensation includes an additional retainer of $12,500 for serving as Compensation Committee Chair.
(8)Compensation includes an additional retainer of $48,500 for serving as Chair of the Board.
(9)Compensation includes an additional retainer of $7,500 for serving as Trust Committee Chair.
(10)Compensation includes an additional retainer of $23,500 for serving as Audit Committee Chair.
(11)Compensation includes an additional retainer of $23,500 for serving as Vice Chair of the Board, prorated for service beginning at the 2024 Annual Meeting.
(12)Compensation includes an additional retainer of $5,000 for serving as Corporate Governance and Nominating Committee Chair.
(13)Compensation includes an additional retainer of $23,500 for serving as Vice Chair of the Board, prorated for service ending as of the 2024 Annual Meeting.

DIRECTOR STOCK OWNERSHIP POLICY
To help promote the alignment of the personal interests of the Company’s directors with the interests of our shareholders, in February 2014, the Company established a stock ownership policy for all non-employee directors. Under this policy, each non-employee director is required to own at least 5,000 shares of the Company’s common stock within five years after the date he or she is first elected as a director and must maintain such ownership while serving on the Board. For new directors, the acquisition period is measured using the calendar year, with the director's five-year accumulation period beginning on January 1 of the year following their election. To facilitate the stock ownership requirement, if the director owns less than 5,000 shares, the director must elect a percentage of their annual retainer to be received in the form of RSUs. Until the director owns 5,000 shares, for the first and second years of their term, a minimum election of 35% of their annual retainer in RSUs is required and for years three through five, a minimum election of 40% of their annual retainer in RSUs is required. Effective as of the 2024 Annual Meeting, all non-employee directors, including newly elected directors, receive at least 40% of their annual retainer in the form of RSUs, and the minimum election of 35% is no longer applicable. As of March 19, 2025, all current non-employee directors met the ownership requirement. Mr. Frailey's qualifying shares are unvested RSUs as well as RSUs with deferred conversion elected, therefore these shares are not reflected in the beneficial ownership table below.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information regarding beneficial ownership of our common stock as of March 19, 2025 for the following persons:
•each person known by us to beneficially own more than 5% of our outstanding common stock;
•each of our directors;
•each of our named executive officers included in our Summary Compensation Table; and
•all of our directors and executive officers as a group, including executive officers not named in the table.
Unless otherwise indicated, the address of each of the named individuals is 1201 South Beckham Avenue, Tyler, Texas 75701.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Lawrence Anderson, M.D. (2)	17,817	*
S. Elaine Anderson, CPA (3)	33,902	*
Michael J. Bosworth (4)	96,727	*
Herbert C. Buie (5)	657,128	2.2
Kirk A. Calhoun M.D. (6)	15,959	*
Patricia A. Callan (7)	9,505	*
Shannon Dacus (8)	7,065	*
Alton L. Frailey	—	—
John R. (Bob) Garrett (9)	24,258	*
Lee R. Gibson, CPA (10)	156,075	*
George H. (Trey) Henderson, III (11)	48,830	*
Tony K. Morgan, CPA (12)	25,389	*
John F. Sammons, Jr. (13)	35,655	*
H. J. Shands, III (14)	282,628	*
William Sheehy (15)	157,094	*
Preston L. Smith (16)	19,524	*
Donald W. Thedford (17)	17,909	*
T. L. Arnold, Jr. (18)	31,340	*
Keith Donahoe (19)	5,942	*
Brian K. McCabe (20)	43,859	*
Julie N. Shamburger, CPA (21)	64,992	*
BlackRock, Inc. (22)	4,443,124	14.6
The Vanguard Group (23)	2,162,164	7.1
All directors and executive officers of the Company as a group (27 in total). (24)	1,821,280	6.0
    *    Less than 1% of total outstanding shares (30,409,265) as of March 19, 2025.
(1)Unless otherwise indicated, all shares are beneficially owned and the sole voting and investment power is held by the person named.
(2)Dr. Anderson beneficially owns 15,929 shares held through a spousal trust. Included in the total are 1,888 RSUs which will vest and convert to shares of common stock within 60 days of the record date.
(3)Ms. Anderson has sole voting and investment power with respect to 8,568 shares owned individually. Ms. Anderson owns 681 shares in an individual retirement account and has sole voting and investment power in these shares. Also included in the total are 23,143 shares owned by Ms. Anderson's husband, of which she disclaims beneficial ownership. Also included in the total are 1,510 RSUs which will vest and convert to shares of common stock within 60 days of the record date.
(4)Mr. Bosworth has joint voting and investment power with his wife with respect to 17,730 shares owned jointly and has sole voting and investment power with respect to 51,485 shares owned individually. Mr. Bosworth beneficially owns 15,964 shares held by Bosworth & Associates, which he owns jointly with his wife. Also included in the total are 11,548 RSUs which will convert to shares of common stock within 60 days of the record date.
(5)Mr. Buie, Director Emeritus, has sole voting and investment power with respect to 385,701 shares owned individually, 231,053 shares held in an exemption trust and 5,000 shares held by Tyler Packing Co.  Mr. Buie also owns 27,038 shares in individual retirement accounts and has sole voting and investment power in these shares. Also included in the total 4,353 shares held in a trust for the benefit of their son, for which Mrs. Buie (deceased) served as trustee and 3,983 shares held in a trust for the benefit of their daughter, for which Mrs. Buie served as trustee.  Mr. Buie disclaims beneficial ownership of these 8,336 shares, which are included in the total.
(6)Dr. Calhoun has joint voting and investment power with his wife with respect to 13,386 shares owned jointly. Dr. Calhoun also owns 1,063 shares in an individual retirement account and has sole voting and investment power in these shares. Also included in the total are 1,510 RSUs which will vest and convert to shares of common stock within 60 days of the record date.
(7)Ms. Callan has sole voting and investment power with respect to 2,956 shares owned individually and 5,039 shares in an individual retirement account. Also included in the total are 1,510 RSUs which will vest and convert to shares of common stock within 60 days of the record date.
(8)Included in the total are 1,510 RSUs which will vest and convert to shares of common stock within 60 days of the record date.
(9)Included in the total are 1,510 RSUs which will vest and convert to shares of common stock within 60 days of the record date.
(10)Mr. Gibson has sole voting and investment power with respect to 49,011 shares owned individually.  He also has sole voting power, but not investment power, with respect to 30,223 shares owned in the Company’s ESOP, in which he is 100% vested. Mr. Gibson owns

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8,264 shares in an individual retirement account and has sole voting and investment power in these shares. Also included in the total are 68,577 shares subject to stock options that are exercisable within 60 days of the record date.
(11)Included in the total are 2,028 RSUs which will vest and convert to shares of common stock within 60 days of the record date.
(12)Mr. Morgan beneficially owns 22,998 shares held by Linden Partners LTD, which is owned jointly with his wife. Also included in the total are 2,391 RSUs which will vest and convert to shares of common stock within 60 days of the record date.
(13)Mr. Sammons has sole voting and investment power with respect to 30,257 shares owned individually and 2,555 shares in an individual retirement account. Also included in the total are 2,843 RSUs which will vest and convert to shares of common stock within 60 days of the record date.
(14)Mr. Shands has sole voting and investment power with respect to 47,293 shares owned individually and 6,795 shares in an individual retirement account. Also included in the total are 5,721 shares owned by Mr. Shands' wife and 201,952 shares held in a spousal trust, of which he disclaims beneficial ownership. Also included in the total are 19,357 shares subject to stock options that are exercisable within 60 days of the record date and 1,510 RSUs which will vest and convert to shares of common stock within 60 days of the record date.
(15)Mr. Sheehy, Director Emeritus, has sole voting and investment power with respect to 139,340 shares owned individually and 17,754 shares in an individual retirement account.
(16)Mr. Smith has joint voting and investment power with his wife with respect to 4,277 shares owned jointly and has sole voting and investment power with respect to 11,552 shares owned individually. Included in the total are 2,265 RSUs which will vest and convert to shares of common stock within 60 days of the record date. Also included in the total are 1,430 shares owned by Mr. Smith's wife, of which he disclaims beneficial ownership.
(17)Included in the total are 1,510 RSUs which will vest and convert to shares of common stock within 60 days of the record date.
(18)Mr. Arnold has sole voting and investment power with respect to 15,171 shares owned individually.  He also has sole voting power, but not investment power, with respect to 1,632 shares owned in the Company’s ESOP, in which he is 100% vested. Also included in the total are 14,537 shares subject to stock options that are exercisable within 60 days of the record date.
(19)Mr. Donahoe has sole voting and investment power with respect to 3,879 shares owned individually.  He also has sole voting power, but not investment power, with respect to 587 shares owned in the Company’s ESOP, in which he is 60% vested. Also included in the total are 1,476 RSUs which will vest and convert to shares of common stock within 60 days of the record date.
(20)Mr. McCabe has sole voting and investment power with respect to 13,424 shares owned individually and has sole voting power, but not investment power, with respect to 15,000 shares owned in the Company's ESOP, in which he is 100% vested. Mr. McCabe owns 8,524 shares in an individual retirement account and has sole voting and investment power in these shares. Also included in the total are 6,911 shares subject to stock options that are exercisable within 60 days of the record date.
(21)Ms. Shamburger has sole voting and investment power with respect to 22,702 shares owned individually.  She also has sole voting power, but not investment power, with respect to 4,220 shares owned in the Company’s ESOP, in which she is 100% vested. Ms. Shamburger owns 8,296 shares in individual retirement accounts and has sole voting and investment power in these shares. Included in the total are 3,250 shares owned by Ms. Shamburger's husband, of which she disclaims beneficial ownership. Also included in the total are 26,524 shares subject to stock options that are exercisable within 60 days of the record date.
(22)Information obtained solely by reference to the Schedule 13G/A filed with the SEC on January 22, 2024 by BlackRock, Inc. (“BlackRock”).  BlackRock reported that it has sole voting power over 4,380,403 shares and sole dispositive power over 4,443,124 shares held as of December 31, 2023.  BlackRock also reported that certain persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of our common stock and that one person’s interest is more than five percent of our total outstanding common stock, iShares Core S&P Small-Cap ETF.  The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001. The Schedule 13G/A contained information as of December 31, 2023 and may not reflect current holdings of the Company’s common stock. No amendment has since been filed.
(23)Information obtained solely by reference to the Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”).  Vanguard reported that it has shared voting power over 18,537 shares, sole dispositive power over 2,117,657 shares and shared dispositive power over 44,507 shares held as of December 31, 2023.   The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. The Schedule 13G/A contained information as of December 31, 2023 and may not reflect current holdings of the Company’s common stock. No amendment has since been filed.
(24)Includes executive officer ownership of 69,682 shares not listed in the table. Included in the 69,682 shares, are 30,610 shares subject to stock options that are exercisable within 60 days of the record date.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee oversees and makes recommendations for all aspects of executive officer compensation.  The Board considers the recommendations of the Compensation Committee and approves the compensation of the executive officers.  In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis in this proxy statement.
In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its proxy statement on Schedule 14A to be filed in connection with the Company’s 2025 Annual Meeting, each of which will be filed with the SEC.
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.
Submitted by the Compensation Committee of the Board.

Patricia A. Callan, Chair	George H. (Trey) Henderson, III
Kirk A. Calhoun, M.D.	John F. Sammons, Jr.
Alton L. Frailey

COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Program
In the paragraphs that follow, we will give an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions.  Later in this proxy statement under the heading “Executive Compensation” you will find a series of tables containing specific information about the compensation earned or paid in 2024 to the following executive officers, who are referred to as the “named executive officers” or “NEOs.”
•Lee R. Gibson, CPA - Chief Executive Officer and Director of the Company and Southside Bank;
•Julie N. Shamburger, CPA - Chief Financial Officer of the Company and Southside Bank and advisory director of Southside Bank;
•T. L. Arnold, Jr. - Chief Credit Officer of the Company and Southside Bank and advisory director of Southside Bank;
•Brian K. McCabe - Chief Operations Officer of the Company and Southside Bank and advisory director of Southside Bank; and
•Keith Donahoe - President of the Company and Southside Bank.
The Compensation Committee of the Board (the “Committee”) has the responsibility for reviewing and establishing the Company’s compensation programs, consistent with the Company’s compensation philosophy.  The Committee attempts to ensure the total compensation paid to the NEOs is fair, reasonable, and competitive.  The Committee conducts an annual base salary and bonus compensation level review of the NEOs and occasionally engages outside consultants, as discussed below.  When determining compensation opportunities, the Committee evaluates and reviews each NEO’s contribution to the overall performance of the Company, taking into account any changes in duties or responsibilities, the overall banking environment, skills and talents demonstrated during the year and leadership.
During 2024, the Committee reviewed with management the design and operation of the incentive compensation arrangements for the NEOs and other employees of Southside Bank for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company.  The Committee concluded the incentive plans and policies do not encourage the NEOs or other employees to take risks that are reasonably likely to have a material adverse effect on the long-term well-being of the Company.
Compensation Philosophy and Objectives
The Committee believes the most effective executive compensation program is one that is designed to reward long-term and strategic performance and which aligns executives’ interests with those of the shareholders, with the ultimate objective of improving long-term shareholder value.  The Committee evaluates both performance and compensation to ensure the Company maintains its ability to attract and retain superior officers in key positions and that compensation provided to key officers remains competitive relative to the compensation paid to similarly situated executives of our peer companies (as discussed below).  To that end, the Committee believes executive compensation provided by the Company to its NEOs should include cash, stock-based compensation and other benefits that reward both Company and executive performance.  Performance is evaluated in a number of ways.  First and most importantly, the Committee evaluates the overall performance of the Company during the year and over a longer term, typically three years.  Performance metrics evaluated include profitability, return on equity, ability to pay

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dividends to shareholders, overall asset quality, capital levels and earnings per share.  The Company’s performance is measured against its peers utilizing outside independently produced peer group data.  The Committee also takes into consideration the results of outside examinations and audits.  The Committee evaluates individual performance of each NEO in their areas of responsibility and to the Company as a whole, taking into consideration the overall banking environment.  Using this information as a guide, the Committee then works through its process of evaluating and setting compensation.
Role of Executive Officers in Compensation Decisions
The Committee makes recommendations to the Board regarding all compensation decisions for the NEOs.  The CEO provides input regarding the performance of the other NEOs and makes recommendations for compensation amounts payable to the other NEOs.  These recommendations are based on the CEO’s personal observation of each NEO's performance, commitment and contribution to the Company.  The CEO is not involved with any aspect of determining his own pay.
Setting Executive Compensation
Based on the compensation objectives noted above, the Committee has structured the NEOs’ annual compensation to be competitive and to motivate and reward the NEOs for their performance.
The Committee utilizes a Compensation Peer Group for comparative purposes for compensation and performance-related benchmarks, as well as compensation structure. The Committee reviews the Compensation Peer Group annually to ensure continued appropriateness. In 2023, the Committee engaged Meridian Compensation Partners, LLC (“Meridian”) to serve as an independent outside consultant to the Company, reporting directly to the Committee. Meridian advised the Committee on potential peers based on asset size and location, including metropolitan areas, given Southside's operations in metropolitan areas in Texas. The 2024 Compensation Peer Group approved by the Committee was unchanged from the 2023 Compensation Peer Group. The Compensation Peer Group consists of 18 companies ranging in assets from $4.1 billion to $17.5 billion, as of the time of the study, with a focus on metropolitan areas. The companies comprising the 2024 Compensation Peer Group are listed as follows:

2024 Compensation Peer Group
Renasant Corporation (RNST)	Amerant Bancorp, Inc. (AMTB)
Seacoast Banking Corporation of Florida (SBCF)	The First Bancshares, Inc. (FBMS)
ServisFirst Bancshares, Inc. (SFBS)	City Holding Company (CHCO)
FB Financial Corporation (FBK)	Triumph Bancorp, Inc. (TBK)
First Financial Bankshares, Inc. (FFIN)	Business First Bancshares, Inc. (BFST)
Veritex Holdings, Inc. (VBTX)	SmartFinancial, Inc. (SMBK)
Stellar Bancorp, Inc. (STEL)	HomeTrust Bancshares, Inc. (HTBI)
Origin Bancorp, Inc. (OBNK)	Capital City Bank Group, Inc. (CCBG)
National Bank Holdings Corporation (NBHC)	South Plains Financial, Inc. (SPFI)
2024 Executive Compensation Components
For the fiscal year ended December 31, 2024, the principal components of compensation for NEOs were:
•Base salary;
•Annual incentive program;
•Long-term equity incentive awards;
•Retirement benefits;
•Perquisites and other personal benefits; and
•Health and welfare benefits.

2024 In Review
Southside Bancshares, Inc. financial results for 2024 included a return on average shareholders' equity of 11.03% and a return on average assets of 1.06%. Net income for 2024 increased $1.8 million, or 2.1%, compared to 2023, and diluted earnings per common share increased $0.09, or 3.2%. During 2024, loans increased 3.0%, deposits increased 1.6% and nonperforming assets as a percentage of total assets decreased to 0.04%.

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Base Salary
The Company provides NEOs and other employees with a base salary to compensate them for services rendered during the fiscal year.  Base salaries for NEOs are determined based on their position and responsibility by using comparable market data adjusted for duties and responsibilities.
During the review of base salaries for executives, the Committee primarily considers:
•Compensation Peer Group data;
•Internal review of the executive’s compensation, both individually and relative to other officers;
•Overall individual performance of the executive;
•Scope of responsibilities;
•Experience; and
•Tenure with the Company.
Salary levels are typically considered annually as part of the Company’s performance review process, as well as upon a promotion or other change in job responsibility.  Merit-based increases to salaries of NEOs are based on the Committee’s assessment of performance after considering recommendations of the CEO (other than with respect to himself).  The NEO salaries for 2024 were approved by the Committee based on the CEO’s recommendations for the other NEOs and Company performance.
After considering all of the relevant factors and the performance of each executive, the Committee decided that Lee R. Gibson and Julie N. Shamburger would receive a 4.4% and 3.7% increase in base salary for 2024, respectively. T. L. Arnold, Jr. received a 3.1% increase and Brian K. McCabe received a 2.5% increase in base salary for 2024, respectively. At the time of Keith Donahoe's promotion to President on May 16, 2024, his salary was adjusted to $510,000, an increase of 33.9% from his previous salary.
Annual Incentive Program
The Company's Annual Incentive Program (“AIP”) provides the Company's most senior executive officers with an opportunity to earn cash awards based on achievement of performance measures established by the Committee. We believe a significant amount of executive compensation should be contingent on Company performance.  The AIP formalizes this philosophy for our top executives by providing a cash incentive for the attainment of profitable growth and stable financial operating conditions.
Performance measures include quantitative performance goals and a qualitative scorecard. Performance measures are selected based on the role of the participant and their contributions to the Company. For 2024, the Committee added Keith Donahoe, President, as a participant in AIP. For the CEO, CFO, COO and President, performance measures selected were Earnings Per Share (“EPS”), Loan Growth, Return on Average Tangible Common Equity (“ROATCE”) and qualitative scorecard. Performance measures selected for the CCO were EPS, ROATCE, Non-Performing Assets (“NPAs”), and qualitative scorecard.
Weightings are used to differentiate the relative importance or priority of the performance measures. Each participant is assigned a weighting for each performance measure by the Committee, with a total weighting of 100%. Each performance measure is weighted a minimum of 5%, with the total quantitative performance goals weighted 75%, and the qualitative scorecard weighted 25%. The payout for performance measures ranges from minimum threshold of 50%, target of 100% and maximum of 150%. Payout for performance between the minimum threshold, target and maximum is calculated on a straight line basis, and performance below the minimum threshold results in no payout.
Each participant is assigned a target award by the Committee, calculated as a percentage of base salary for the program year, which represents 100% target payout of all performance measures. For 2024, no changes were made to the NEO targets as a percentage of base salary for those already participating in the AIP, which were 50.0% for Mr. Gibson, 42.5% for Ms. Shamburger, 40.0% for Mr. Arnold and 37.5% for Mr. McCabe. For Mr. Donahoe, the Committee assigned a 45.0% target payout as a percentage of base salary in connection with his promotion to President.
The qualitative scorecard represents 25% of total performance, the committee sets scorecard goals specific to each participant at the beginning of the program year. Such goals include developing new programs, succession coaching, developing talent and other strategic initiatives.
See the 2024 Grants of Plan-Based Awards table below for Threshold, Target and Maximum amounts for the NEOs under the AIP.

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The following table presents the performance measures and performance goals for the NEOs determined by the committee, as well as the actual results and payout as a % of the target for 2024:

Performance Measure	Threshold	Target	Maximum	2024	Actual Payout as a % of Weighted Target
	50% Payout	100% Payout	150% Payout	Results
EPS	$2.26	$2.66	$4.03	$2.98 (1)	111.7%
Loan Growth	4.00%	5.00%	7.00%	3.00%	—
NPAs as a % of Total Assets	0.12%	0.05%	0.03%	0.04%	125.0%
ROATCE	11.70%	13.77%	22.13%	15.25% (1)	108.9%
Qualitative Scorecard				Above Target	130%(2) 120%(3)
(1) Net income was adjusted for net securities losses, net of tax, in the amount of $2.0 million for the purpose of this calculation.
(2) Payout for Lee R. Gibson, Julie N. Shamburger, T. L. Arnold, Jr. and Brian K. McCabe was 130%.
(3) Payout for Keith Donahoe was 120%.

The following table presents for each NEO weightings for performance measures, total payout as a percentage of base salary, total payout as a percentage of target payout and total payout for 2024:

Performance Measure	Performance Measure Weighting
	Gibson	Shamburger	Arnold	McCabe	Donahoe
EPS	40%	40%	40%	40%	40%
Loan Growth	15%	15%	N/A	15%	15%
ROATCE	20%	20%	15%	20%	20%
NPAs as a % of Total Assets	N/A	N/A	20%	N/A	N/A
Scorecard	25%	25%	25%	25%	25%
Target Payout as a % of Base Salary	50.0%	42.5%	40.0%	37.5%	45.0%
Total Payout as a % of Target Payout	98.9%	98.9%	118.5%	98.9%	96.4%
Total Payout ($)	$418,029	$201,841	$182,963	$136,354	$138,334	(1)
(1) The payout amount for Mr. Donahoe was prorated for his service as President during 2024, effective May 16, 2024.

Long-Term Equity Incentive Awards
The Southside Bancshares, Inc. 2017 Incentive Plan (the “2017 Incentive Plan”) provides for the grant of equity awards to our employees, officers, directors and consultants.  The primary purpose of the 2017 Incentive Plan is to promote Company success by linking the personal interests of our employees, officers, directors and consultants to those of our shareholders, and by providing participants with an incentive for outstanding performance. The 2017 Incentive Plan outlines the type of incentive awards to be granted under the plan.
In 2021, the Committee engaged Meridian to assist in designing a new Long-Term Equity Incentive Program (the "Program"), which started in fiscal year 2022. The Program provides the framework for long-term equity awards consisting of 50% performance-based restricted stock units (“PSUs”) and 50% time-based restricted stock units ("RSUs"), issuable pursuant to the 2017 Incentive Plan. In 2024, the Committee granted PSUs and RSUs to the NEOs. The RSUs vest in equal annual installments over three years, subject to the grantee's continued employment on each vesting date. The PSUs cliff vest on the third anniversary of the grant date, subject to the grantee's continued employment on such date, and will be earned based on the Company's ROATCE relative to ROATCE of the KBW Nasdaq Regional Bank Index (NASDAQ: KRX) (the “Peer Group”), over a 3 year performance period, beginning January 1, 2024. Performance awards may be earned and vest between 0% and 150% of the target award, as outlined in the table below. See further information on the 2024 grants of the RSUs and PSUs in the 2024 Grants of Plan-Based Awards Table below.

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Company ROATCE Performance / Funding Scale
Company ROATCE Percentile Ranking Relative to ROATCE Peer Group	Percentage of Target Award Earned(1)
Below 25%	—
25%	50%
40%	80%
50%	100%
60%	120%
75% or greater	150%
(1) Payouts between performance levels will be determined based on straight line interpolation, and performance below the minimum threshold results in no share payout.
Equity Grant Practices
We do not have a formal policy for equity grants but we remain aware of quarterly stock windows, as well as potential material non-public information, prior to any grants. We have not granted stock options in recent years. Executive grants and corporate grants are both on a scheduled basis, with executive grants occurring annually in the first quarter and corporate grants occurring every 18 months. We do not grant equity awards in anticipation of the release of material nonpublic information, nor is the timing of disclosures of material non-public information based on equity award grant dates.
Compensation Recoupment Policy
The Board has approved a Compensation Recoupment Policy consistent with applicable NYSE listing standards and Rule 10D-1 under the SEC's Exchange Act. The Compensation Recoupment Policy provides for Southside’s recovery of incentive-based compensation, and service-based compensation when applicable, to executive officers in certain circumstances, including erroneously awarded compensation in the event of an accounting restatement, as well as discretionary recoupment in cases of misconduct. The Compensation Recoupment Policy is available in our exhibits to Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025.

Executive Stock Ownership Policy
The Company maintains a stock ownership policy that determines the amount of common stock that should be held by the Company’s executive officers. The policy specifies the value of Company stock (the “Required Market Value”), as a multiple of the executive officer’s base salary in effect as of the time the executive first becomes subject to the policy, which must be held by each executive officer, as follows:

Position	Multiple
Chief Executive Officer	3x Base Salary
President	2x Base Salary
Chief Financial Officer	2x Base Salary
Chief Lending Officer	2x Base Salary
Other Executive Officers	One-half Base Salary
The CEO, CFO, President and CLO are strongly encouraged to achieve ownership of a sufficient number of shares to satisfy the Required Market Value within five years of first becoming subject to the policy, and other executive officers are strongly encouraged to comply with the policy within seven years of first becoming subject to the policy.
In order to meet the stock ownership requirement, an executive officer may count all shares of common stock owned by the executive (including shares held in the Company’s 401(k) Plan (the “401(k) Plan”), vested shares held in the Company's ESOP, shares held in an IRA and shares beneficially owned through a trust) and outstanding RSUs, but excluding shares underlying unexercised stock options and unearned PSUs.
Once an executive officer has obtained shares having a value equal or greater to the Required Market Value, the executive’s ownership requirement is converted into a number of shares determined by dividing the Required Market Value by the then-current stock price (the “Required Share Level”). Once an executive’s Required Share Level is determined, he or she must continue to beneficially own at least that number of shares in order to be in compliance with the policy. An executive’s Required Market Value and Required Share Level will be recalculated in connection with a salary increase relating to a change in title, but otherwise will not change as a result of changes in base salary or fluctuations in the price of the Company’s stock.
Executive officers who are not in compliance with the policy after the applicable five or seven year period are required to retain 50% of the shares received upon exercise or conversion of equity incentive awards.

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For each NEO, the following table shows the number of shares deemed held under the policy and the percentage of the ownership requirement they have reached.

	Stock Ownership at	Stock Held as a % of
Name	March 19, 2025	Ownership Requirement
Lee R. Gibson	100,320	>100%
Julie N. Shamburger	44,372	>100%
T. L. Arnold, Jr.	21,218	>100%
Brian K. McCabe	40,927	>100%
Keith Donahoe	11,406	36%
Retirement Benefits
Retirement benefits fulfill an important role within the Company’s overall executive compensation program because they provide a financial security component which promotes retention.  We place great value on the long-term commitment that many of our employees and the NEOs have made to us and aim to incent those individuals to remain with the Company and to act in a manner that will provide long-term benefits to the Company.  The Company believes its retirement program is comparable to those offered by the banks in our Compensation Peer Group and, as a result, is needed to ensure that our executive compensation remains competitive.
Our retirement plans are designed to encourage employees to take an active role in planning, saving and investing for retirement.  The Company maintains a 401(k) Plan, a tax-qualified defined contribution plan in which substantially all of our employees, including the NEOs, are eligible to participate.  The Company also maintains a tax-qualified defined benefit pension plan (the “Pension Plan”), pursuant to which participants are entitled to benefits, as well as a non-qualified supplemental retirement plan (the “Restoration Plan”) which provides benefits in addition to the Pension Plan.  Effective December 31, 2020, all future benefit accruals and accrual of benefit service, including consideration of compensation increases, were frozen. No further benefits have been or will be earned by employees since that date. The participants are entitled to benefits based on average monthly compensation and years of credited service as of December 31, 2020. The Pension Plan and the Restoration Plan are described in more detail under the Pension Benefits Table in this proxy statement.

The Company has entered into deferred compensation agreements with each of the NEOs, with the exception of T. L. Arnold, Jr., that provide for the payment of a stated amount over a specific period of years. These deferred compensation agreements are described in more detail under the Pension Benefits Table in this proxy statement.
The Company has split dollar agreements with Lee R. Gibson and Julie N. Shamburger, which allow the executives to designate the beneficiaries of death benefits under a life insurance policy.  These agreements are described in more detail under the Summary Compensation Table in this proxy statement.
Perquisites and Other Personal Benefits
The Company provides NEOs with perquisites and other personal benefits the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.  The Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.  There were no changes in the types of perquisites provided in 2024.  Perquisites provided to NEOs during 2024 were Company paid club dues for each NEO, with the exception of T. L. Arnold, Jr., a Company provided automobile for Julie N. Shamburger and housing costs for Keith Donahoe.  Club memberships are made available to various officers who are expected to routinely entertain customers or prospective customers.
Health and Welfare Benefits
The Company offers a standard range of health and welfare benefits on a uniform basis and subject to insurance policy limitations to employees, including NEOs, and their eligible dependents. The benefits are designed to attract and retain employees and provide security to employees for their health and welfare needs. The benefits include: medical, prescription, dental, vision, employee life, group life, health savings accounts and flexible spending accounts. NEOs participate in these employee benefit plans, which are generally available to full-time employees on the same terms as a similarly situated employee.  Another benefit available to officers at or above the Vice President level and meeting a service requirement is a bank-provided long-term disability insurance policy which includes accidental death and travel insurance plans and programs.
Severance
The Company entered into Employee Agreements with Lee R. Gibson in October 2007, Julie N. Shamburger in June 2008, T. L. Arnold, Jr. in April 2014, Brian K. McCabe in November 2008 and Keith Donahoe in January 2025, each of which provide for severance payments and benefits in the event the NEO’s employment is terminated by the Company without “cause,” by the executive for “good reason,” or as a result of a “change in control” (as such terms are defined in the employment agreements). The Board determined providing severance protection to the NEOs is in the best interest of the Company because providing severance benefits is a necessary tool in the competitive marketplace to attract and retain the services of talented executives

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who are critical to the success of the Company.  The severance and change in control termination amounts were negotiated based on the NEO's tenure, scope of responsibilities and other provisions in the agreement.
For a further discussion of severance payments, please see the terms of the Employment Agreements in this proxy statement.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct in any year with respect to any one of our NEOs.
The Committee intends to maximize deductibility of executive compensation while retaining discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent.

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EXECUTIVE COMPENSATION
The following table sets forth the compensation earned by or paid to each of the NEOs for the fiscal years ended December 31, 2024, 2023 and 2022.  This information relates to compensation paid to the NEO's by Southside Bank, as the Company does not directly pay compensation to the NEOs.
SUMMARY COMPENSATION TABLE

Name Principal Position	Year	Salary ($) (1)	Bonus ($)(2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value ($) (5)	All Other Compensation ($) (6)	Total ($)
Lee R. Gibson, CPA – Chief Executive Officer and Director of the Company and Southside Bank	2024	$845,000	$—	$422,505	$418,029	$277,612	$28,296	$1,991,442
	2023	809,608	—	283,353	245,092	769,701	26,963	2,134,717
	2022	774,744	—	271,144	478,211	—	25,497	1,549,596
Julie N. Shamburger, CPA – Chief Financial Officer of the Company and Southside Bank and advisory director of Southside Bank	2024	480,000	—	192,003	201,841	31,227	87,991	993,062
	2023	463,000	—	124,992	119,139	247,828	27,983	982,942
	2022	445,000	—	120,128	228,897	—	26,497	820,522
T.L. Arnold, Jr. – Chief Credit Officer of the Company and Southside Bank and advisory director of Southside Bank	2024	386,000	—	144,771	182,963	—	19,892	733,626
	2023	357,167	—	87,114	108,371	—	19,132	571,784
	2022	335,000	100	83,730	145,711	—	18,169	582,710
Brian K. McCabe – Chief Operations Officer of the Company and Southside Bank and advisory director of Southside Bank	2024	367,500	150	128,597	136,354	50,181	33,775	716,557
	2023	358,500	—	89,603	79,716	190,656	32,647	751,122
	2022	348,000	—	86,986	155,136	—	23,934	614,056
Keith Donahoe – President of the Company and Southside Bank	2024	461,625	45,597	—	138,334	—	61,996	707,552

(1)Includes amounts deferred at the officer’s election pursuant to the Company’s 401(k) Plan.
(2)For Mr. McCabe the amount reflects a referral incentive. For Mr. Donahoe, the amount includes a prorated lender incentive of $43,472 during his role as Regional President, Central Texas and $2,125 pursuant to his Advanced Compensation Agreement. See below for further discussion of the agreement.
(3)Reflects the aggregate grant date fair value of RSUs and PSUs determined in accordance with FASB ASC Topic 718. Grant date fair value for RSUs is based on the fair market value of our common stock on the grant date. Grant date fair value for PSUs is based on the fair market value of our common stock on the grant date and the probable outcome of performance-based conditions at the time of grant. Assuming achievement of the PSU performance conditions at the highest level (rather than at target level), the aggregate grant date fair value of awards reflected in this column for 2024 would be higher by the following amounts: Mr. Gibson, $105,626; Ms. Shamburger, $48,001; Mr. Arnold, $36,193; and Mr. McCabe, $32,165.
(4)Reflects amounts earned under the Annual Incentive Program. See the discussion above for more information regarding these performance-based cash bonuses.
(5)The amounts reported in this column reflect the change in aggregate actuarial present value of the NEOs accumulated benefits under the Pension Plan and the Restoration Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.  The changes in pension values for the NEOs in 2024 under the Pension Plan were as follows: Lee R. Gibson – $70,250; Julie N. Shamburger – $11,153; and Brian K. McCabe – $37,086. The changes in pension value for the NEOs under the Restoration Plan were as follows: Lee R. Gibson – $207,362; Julie N. Shamburger – $20,074; and Brian K. McCabe – $13,095. Mr. Arnold and Mr. Donahoe do not participate in the Pension Plan or the Restoration Plan. Descriptions of the Pension Plan and Restoration Plan follow the Pension Benefits Table in this proxy statement.
(6)Amounts included in this column for 2024 are detailed in the All Other Compensation Table below.

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2024 ALL OTHER COMPENSATION TABLE
	Gibson	Shamburger	Arnold	McCabe	Donahoe
Company Provided Automobile (a)	$—	$60,259	$—	$—	$—
Club Dues (b)	8,404	7,840	—	6,816	7,104
401(k) Matching Contribution (c)	13,800	13,800	13,800	13,800	13,800
ESOP Contribution (d)	6,092	6,092	6,092	6,092	6,092
PTO Cash Out	—	—	—	7,067	—
Housing (e)	—	—	—	—	35,000
Total	$28,296	$87,991	$19,892	$33,775	$61,996
(a)Julie N. Shamburger had use of a Company provided automobile in 2024. The automobile is included as incremental cost to the Company in the year of purchase, and fuel, maintenance and insurance costs are included as incremental cost each year. In 2024, Ms. Shamburger received a new automobile and the incremental cost to the Company was $57,000.
(b)The incremental cost of Company provided club dues to the NEOs.
(c)All NEO's are 100% vested in our 401(k) Plan, except for Keith Donahoe who is 40% vested.
(d)All NEO's are 100% vested in our ESOP, except for Keith Donahoe who is 60% vested.
(e)Housing cost reflects rental payments.

CEO Pay Ratio Disclosure
The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

We determined that as of December 31, 2024, our total number of active U.S. employees was 780. To determine our median employee pay, we chose gross compensation as our consistently applied compensation measure. We then annualized base salary for those employees who commenced work during 2024 and any employees who were on leave for a portion of 2024. For hourly employees, we used a reasonable estimate of hours worked to determine annual base pay.

Using this methodology, we identified the median employee, and that person's total annual compensation was $55,378. The total annual compensation of our CEO was $1,991,442. Accordingly, the ratio of CEO pay to median employee pay was 36:1.
Employment Agreements
The Company maintains employment agreements with Lee R. Gibson, Julie N. Shamburger, T. L. Arnold, Jr., Brian K. McCabe and Keith Donahoe (the “Employment Agreements”). The Employment Agreement with Mr. Gibson was entered into as of October 22, 2007, and had an initial term through October 22, 2010, with automatic one-year term extensions on each anniversary of the effective date, until a party gives 90 days' notice of non-renewal.  Mr. Gibson's agreement is now in effect until October 22, 2027. The Employment Agreement with Ms. Shamburger was entered into as of June 4, 2008, and had an initial term through June 4, 2010, with automatic one-year term extensions on each anniversary of the effective date, until a party gives 90 days' notice of non-renewal. The employment term was amended to a three-year term on October 25, 2018, with automatic one-year term extensions on each anniversary of the amendment date, until a party gives 90 days' notice of non-renewal. This agreement is now in effect until October 25, 2027. The Employment Agreement with Mr. Arnold was entered into as of April 28, 2014 and had an initial term through April 28, 2017, with automatic one-year term extensions on each anniversary of the effective date, until a party gives 90 days' notice of non-renewal. This agreement is now in effect until April 28, 2027. The Employment Agreement with Mr. McCabe was entered into as of November 17, 2008 and had an initial term through November 17, 2011, with automatic one-year term extensions on each anniversary of the effective date, until a party gives 90 days' notice of non-renewal. This agreement is now in effect until November 17, 2027. The Employment Agreement with Mr. Donahoe was entered into as of January 23, 2025 and has an initial term through January 23, 2028, with automatic one-year term extensions on each anniversary of the effective date, subsequent to the initial term, until a party gives 90 days' notice of non-renewal. This agreement is in effect until January 23, 2028.
The Employment Agreements provide for an annual base salary to be reviewed no less frequently than annually by the Committee, and entitle the executives to participate in the Company's annual incentive program (with a payment of not less than 12.5% of base salary, except in the case of Mr. Arnold and Mr. Donahoe). The amount actually awarded and paid to the executives each year will be determined by the Committee and may be based on specific performance criteria.
The Employment Agreements entitle the executives to participate in all incentive, savings and retirement plans or programs and welfare and fringe benefits which are generally available to officers of the Company of comparable levels.  In addition, the Employment Agreements state that the Company may pay annual country club dues and expenses for each of the executives.
The Employment Agreements also provide the executives with severance benefits in the event of certain terminations of employment.  These benefits are described in “Potential Payments upon Termination or Change in Control.”

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Split Dollar Agreements
The Bank has split dollar agreements with Lee R. Gibson, effective September 7, 2004, and Julie N. Shamburger, effective February 25, 2021. The agreements provide that the Bank will be the owner and beneficiary of Bank Owned Life Insurance (commonly referred to as BOLI) insuring the executives' lives and provide the executives the right to designate the beneficiaries of the death benefits guaranteed in the agreement. Mr. Gibson's agreement originally provided for death benefits in an aggregate amount of $700,000, and Ms. Shamburger's agreement originally provided for death benefits of $1.2 million. In both agreements, the amount is increased annually on the anniversary date of the agreement by an inflation adjustment factor of 5%. The agreement also states that after the executives' retirement date, the Company will pay an annual gross-up bonus to the executives in an amount sufficient to enable the executive to pay federal income tax on both the economic benefit and on the gross-up bonus itself.
As of December 31, 2024, the expected death benefits for Mr. Gibson and Ms. Shamburger totaled $1.9 million and $1.4 million, respectively, under these agreements. There was approximately $28,000 of benefit associated with the post retirement liability for the year ended December 31, 2024.
Advanced Compensation Agreement
The Advanced Compensation Agreement with Keith Donahoe was entered into on June 1, 2021, and provided for immediate advanced compensation of $8,500, which is subject to forgiveness, based on continuous employment, in the amount of $2,125 each annual anniversary through June 1, 2025.

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2024 GRANTS OF PLAN-BASED AWARDS

The table below sets forth information regarding grants of plan-based awards to the NEOs for the fiscal year ended December 31, 2024:

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Lee R. Gibson	AIP	—	$211,250	$422,500	$633,750	—	—	—	—	$—
	PSU	2/1/2024	—	—	—	3,435	6,870	10,305	—	211,253
	RSU	2/1/2024	—	—	—	—	—	—	6,870	211,253
Julie N. Shamburger	AIP	—	102,000	204,000	306,000	—	—	—	—	—
	PSU	2/1/2024	—	—	—	1,561	3,122	4,683	—	96,002
	RSU	2/1/2024	—	—	—	—	—	—	3,122	96,002
T.L. Arnold, Jr.	AIP	—	77,200	154,400	231,600	—	—	—	—	—
	PSU	2/1/2024	—	—	—	1,177	2,354	3,531	—	72,386
	RSU	2/1/2024	—	—	—	—	—	—	2,354	72,386
Brian K. McCabe	AIP	—	68,906	137,813	206,719	—	—	—	—	—
	PSU	2/1/2024	—	—	—	1,046	2,091	3,137	—	64,298
	RSU	2/1/2024	—	—	—	—	—	—	2,091	64,298
Keith Donahoe	AIP	—	71,719	143,438	215,156	—	—	—	—	—
	PSU	—	—	—	—	—	—	—	—	—
	RSU	—	—	—	—	—	—	—	—	—

(1)Amounts reflect threshold, target and maximum payout levels for 2024 performance under the 2024 Annual Incentive Program. Amounts for Mr. Donahoe are prorated for his service as President during 2024, effective May 16, 2024. For more information regarding the 2024 Annual Incentive Program, see the discussion in “Compensation Discussion and Analysis.”
(2)Amounts reflect threshold, target and maximum payout levels for PSUs granted in 2024, pursuant to the Company's 2017 Incentive Plan, which may be earned based on the Company’s level of achievement of performance goals related to ROATCE, and cliff vest on the third anniversary of the grant date, subject to the grantee's continued employment on such date, or earlier upon the death or disability of the grantee, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards. For more information regarding the PSUs and payout, see the discussion in “Compensation Discussion and Analysis.”
(3)Reflects RSUs granted under the 2017 Incentive Plan. The RSUs vest annually in three equal installments beginning on the first anniversary of the grant date, subject to the grantee's continued employment on such date, or earlier upon the death or disability of the grantee, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.
(4)Reflects the aggregate grant date fair value of the award determined in accordance with FASB ASC Topic 718. Grant date fair value for RSUs is based on the fair market value of our common stock on the grant date. Grant date fair value for PSUs is based on the fair market value of our common stock on the grant date and the probable outcome of performance-based conditions at the time of grant, excluding the effect of estimated forfeitures.

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OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR END
The table below sets forth information regarding outstanding stock options and stock awards, which includes RSUs and PSUs, held by the NEOs as of December 31, 2024:

			Option Awards (1)				Stock Awards (2)
Name	Grant Date	Vesting Period (Years) (3)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
Lee R. Gibson	11/23/2016	3	16,304	—	$37.28	11/23/2026	—	$—	—	$—
	6/18/2018	3	24,095	—	34.50	6/18/2028	—	—	—	—
	11/21/2019	3	28,178	—	34.83	11/21/2029	—	—	—	—
	2/3/2022	3	—	—	—	—	1,231	39,097	—	—
	2/3/2022	3	—	—	—	—	—	—	5,538	175,887
	2/2/2023	3	—	—	—	—	2,663	84,577	—	—
	2/2/2023	3	—	—	—	—	—	—	5,991	190,274
	2/1/2024	3	—	—	—	—	7,201	228,704	—	—
	2/1/2024	3	—	—	—	—	—	—	10,802	343,072
Julie N. Shamburger	11/23/2016	3	6,461	—	37.28	11/23/2026	—	—	—	—
	6/18/2018	3	8,881	—	34.50	6/18/2028	—	—	—	—
	11/21/2019	3	11,182	—	34.83	11/21/2029	—	—	—	—
	2/3/2022	3	—	—	—	—	546	17,341	—	—
	2/3/2022	3	—	—	—	—	—	—	2,454	77,939
	2/2/2023	3	—	—	—	—	1,175	37,318	—	—
	2/2/2023	3	—	—	—	—	—	—	2,643	83,942
	2/1/2024	3	—	—	—	—	3,273	103,950	—	—
	2/1/2024	3	—	—	—	—	—	—	4,910	155,942
T.L. Arnold, Jr.	11/23/2016	4	3,420	—	37.28	11/23/2026	—	—	—	—
	6/18/2018	4	4,750	—	34.50	6/18/2028	—	—	—	—
	11/21/2019	4	6,367	—	34.83	11/21/2029	—	—	—	—
	2/3/2022	3	—	—	—	—	381	12,101	—	—
	2/3/2022	3	—	—	—	—	—	—	1,710	54,310
	2/2/2023	3	—	—	—	—	819	26,011	—	—
	2/2/2023	3	—	—	—	—	—	—	1,842	58,502
	2/1/2024	3	—	—	—	—	2,468	78,384	—	—
	2/1/2024	3	—	—	—	—	—	—	3,702	117,576
Brian K. McCabe	11/23/2016	4	3,648	—	37.28	11/23/2026	—	—	—	—
	11/21/2019	3	3,263	—	34.83	11/21/2029	—	—	—	—
	2/3/2022	3	—	—	—	—	396	12,577	—	—
	2/3/2022	3	—	—	—	—	—	—	1,776	56,406
	2/2/2023	3	—	—	—	—	842	26,742	—	—
	2/2/2023	3	—	—	—	—	—	—	1,895	60,185
	2/1/2024	3	—	—	—	—	2,192	69,618	—	—
	2/1/2024	3	—	—	—	—	—	—	3,288	104,427
Keith Donahoe	3/22/2021	4	—	—	—	—	1,458	46,306	—	—
	11/17/2022	4	—	—	—	—	1,250	39,700	—	—
	11/16/2023	4	—	—	—	—	482	15,308	—	—
(1)Options were granted under the 2017 Incentive Plan and predecessor plans.  All options granted are for 10-year terms with an exercise price equal to the fair market value (closing price) on the date of the grant, adjusted for stock dividends.
(2)RSUs and PSUs were granted under the 2017 Incentive Plan and have been adjusted for dividend equivalents. Fractional shares have been rounded for presentation purposes.
(3)Options and RSUs vest annually in equal installments over the years noted above, beginning on the first anniversary of the grant date, or earlier upon the death or disability of the grantee, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards. PSUs cliff vest on the third anniversary of the grant date, subject to the grantee's continued service on such date.
(4)Reflects the value calculated by multiplying the number of shares underlying the RSUs and PSUs by $31.76 which was the closing price of our common stock on December 31, 2024.

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(5)PSUs may be earned based on the Company’s level of achievement of performance goals relating to ROATCE over a three-year performance period beginning January 1, 2022 and ending December 31, 2024, January 1, 2023 and ending December 31, 2025, and January 1, 2024 and ending December 31, 2026, for PSUs granted February 3, 2022, February 2, 2023 and February 1, 2024, respectively. Amounts reported here reflect maximum levels of achievement of the performance goals.

2024 OPTION EXERCISES AND STOCK VESTED
The following table shows the number of shares and the value realized upon exercise of stock options and vesting of stock awards for the year ended December 31, 2024 for each of the NEOs.

	Stock Options		Stock Awards (RSUs)
Name	Option Shares Acquired on Exercise (#)	Option Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Lee R. Gibson	18,997	$98,716	3,679	$108,415
Julie N. Shamburger	5,460	46,646	1,625	47,905
T. L. Arnold, Jr.	8,666	65,573	1,101	32,500
Brian K. McCabe	11,385	23,161	1,146	33,842
Keith Donahoe	—	—	2,183	67,431
	44,508	$234,096	9,734	$290,093
(1)Value realized represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the options.
(2)Number of shares acquired does not include fractional shares, which were settled in cash.
(3)Value realized represents the fair market value of the shares on the vesting date, including fractional shares, which were settled in cash.

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2024 PENSION BENEFITS
The table below shows the number of years of service credited to each NEO, the actuarial present value of each NEO's accumulated benefits (determined using interest rate and mortality table assumptions described below), and the amount of payments during 2024 to each of the NEOs, under each of the Pension Plan, Restoration Plan and Deferred Compensation Agreements as of December 31, 2024.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Lee R. Gibson	Pension Plan	36.42	$2,543,159	$—
	Restoration Plan	36.42	5,816,673	—
	Deferred Compensation Agreement	N/A	315,427	—
Julie N. Shamburger	Pension Plan	37.58	1,674,892	—
	Restoration Plan	37.58	1,028,468	—
	Deferred Compensation Agreement	N/A	272,549	—
T. L. Arnold, Jr.	(1)	—	—	—
Brian K. McCabe	Pension Plan	37.58	1,859,487	—
	Restoration Plan	37.58	435,557	—
	Deferred Compensation Agreement	N/A	224,922	—
Keith Donahoe	(2)	—	—	—
	Deferred Compensation Agreement	N/A	24,055	—
(1)Mr. Arnold does not participate in the Pension Plan or the Restoration Plan, nor does he have a Deferred Compensation Agreement with the Company.
(2)Mr. Donahoe does not participate in the Pension Plan or the Restoration Plan.
Pension Plan
The Pension Plan is a tax-qualified defined benefit pension plan pursuant to which participants are entitled to benefits based on final average monthly compensation and years of credited service.
Entrance into the Pension Plan was frozen effective December 31, 2005.  Employees hired after December 31, 2005 are not eligible to participate in the Pension Plan.  Effective December 31, 2020, all future benefit accruals and accrual of benefit service, including consideration of compensation increases, were frozen. No further benefits have been or will be earned by employees since that date. All participants in the Pension Plan are fully vested.  All NEOs employed by the Company at December 31, 2024 were participants in the Pension Plan, with the exception of Mr. Arnold and Mr. Donahoe. Benefits are payable monthly commencing on the later of age 65 or the participant’s date of retirement.  Eligible participants may retire at reduced benefit levels after reaching age 55.
The benefits under the Pension Plan are determined using the following formula, stated as a single life annuity with 120 payments guaranteed, payable at normal retirement age, which is defined as 65 under the Pension Plan.
Formula (1) and Formula (2), calculated using Credit Service, multiplied by a service ratio and summed as described below:

The fraction in which the numerator is Credited
Formula (1)		x	Service as of 12/31/2005 and the denominator is
total Credited Service
plus
Formula (2)			The fraction in which the numerator is Credited
		x	Service earned after 12/31/2005 and through
12/31/2020 and the denominator is total Credited Service
Formula (1) is an amount equal to:
2% of Final Average Monthly Compensation times Credited Service up to 20 years, PLUS
1% of Final Average Monthly Compensation times Credited Service, if any, in excess of 20 years, PLUS
0.60% of that portion of Final Average Monthly Compensation which exceeds Monthly Covered Compensation times Credited Service up to 35 years

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Formula (2) is an amount equal to:
0.90% of Final Average Monthly Compensation times Credited Service, PLUS
0.54% of that portion of Final Average Monthly Compensation which exceeds Monthly Covered Compensation times Credited Service up to 35 years
Benefit Formula Definitions
Credit Service
A participant’s years of credited service are based on the number of years an employee works for the Company, frozen as of December 31, 2020.  The Company has no policy to grant extra years of credited service.
Final Average Monthly Compensation (FAMC)
The monthly average of the 60 consecutive months’ compensation during the participant’s period of credited service that gives the highest average.  Compensation generally includes all gross income received by the participant for services actually rendered in the course of employment, with certain exclusions, plus any elective deferrals under Section 125 and Section 404(g)(c).  Compensation in the Pension Plan is limited as required.
Covered Compensation
A rounded 35-year average of the Maximum Taxable Wages (MTW) under social security.  The table in effect during the calendar year proceeding termination or retirement is used.
All participants must retire to be eligible to receive payments from the Pension Plan.
The pension disclosures have been computed using the FASB ASC Topic 715, “Compensation - Retirement Benefits” assumptions from the financial statements as of the pension measurement date of December 31, 2024, except the FASB ASC Topic 715 retirement age has been replaced by the normal retirement age for this calculation (and the benefit valued is only the accrued, not the projected, benefit).

FASB ASC Topic 715 Discount Rate as of 12/31/2023	5.13%
FASB ASC Topic 715 Discount Rate as of 12/31/2024	5.58%
Expected Retirement Age	65
Post-Retirement Mortality	Pri-2012 table, projected generationally using MP-2021 scale
Pre-Retirement Mortality, Disability or Turnover	None
Form of Payment
Qualified Retirement Plan	10-Year Certain & Life Annuity
Nonqualified Restoration Plan	10-Year Certain & Life Annuity

For a further discussion of the FASB ASC Topic 715 assumptions, please see “Note 10 - Employee Benefits” to our consolidated financial statements on Form 10-K, filed with the SEC on February 27, 2025.
Restoration Plan
The annual retirement income benefit for NEOs under the Pension Plan is subject to certain limitations imposed by the Internal Revenue Code.  Under one such limitation, in determining the benefit accrued for a year under the Pension Plan, the benefit formula excludes a NEOs compensation above a specified compensation limit.  In 2024, for example, the ceiling was $345,000, which means that the compensation of NEOs in excess of that amount was not considered in the benefit formula for purposes of determining benefits under the Pension Plan.  The Company maintains the Restoration Plan, a non-qualified supplemental retirement plan which provides additional benefits by taking into account the excess compensation not taken into account under the Pension Plan.  The Restoration Plan is unfunded and noncontributory, which means that benefits are paid from the general assets of the Company and the NEOs are not required to make any contributions.  Effective December 31, 2020, all future benefit accruals and accrual of benefit service, including consideration of compensation increases, were frozen. No further benefits have been or will be earned by employees since that date. The formula and assumptions used to calculate the benefit payable pursuant to the Restoration Plan are the same as those used under the Pension Plan described above, except that the amounts payable under the Restoration Plan are reduced by the amounts payable under the Pension Plan.
Deferred Compensation Agreements
Under the terms of their deferred compensation agreements, Lee R. Gibson is entitled to receive $400,000, Julie N. Shamburger is entitled to receive $500,000, Brian K. McCabe is entitled to receive $300,000 and Keith Donahoe is entitled to received $500,000, all of which are payable monthly over 10 years, if the executive remains in the employment of Southside Bank until retirement (on or after age 65), or upon permanent disability or death, whichever occurs first.  If the executive’s employment is involuntarily terminated by the Company for any reason other than for “good cause” (as defined in the agreements), such termination shall be treated the same as a retirement, and the executive shall be entitled to receive the payments.  If, prior to a

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“change in control” (as defined in the agreements), the executive terminates his or her employment prior to attainment of age 65 for any reason other than death or disability, no amounts shall be due such executive under his or her deferred compensation agreement.  If, after a change in control, the executive terminates employment prior to attainment of age 65 for any reason other than death, disability, or for “good reason” (as defined in the agreements), no amounts shall be due to the executive under the agreement.  After a change in control, a termination by the executive for good reason shall be treated the same as a retirement, and the executive shall be entitled to receive the payments.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following discussion summarizes the compensation benefits payable to the NEOs in the event of a termination of their employment under various circumstances, assuming that the termination occurred on December 31, 2024. An employment agreement was executed by Keith Donahoe on January 23, 2025, thus his compensation agreement has been excluded from the discussion and table below. See further detail of Mr. Donahoe's employment agreement in the Employment Agreement section above.
Vested Benefits
Upon termination of employment, the NEOs would receive any vested compensation and benefits.  This would include accrued but unpaid salary, accrued and unused vacation pay, and any balance under the 401(k) Plan and ESOP.  In addition, eligible NEOs would receive benefits under the Pension Plan and Restoration Plan, plus amounts payable under deferred compensation agreements, as disclosed and described above in the 2024 Pension Benefits Table.
Employment Agreements
In addition, the Company has employment agreements with Lee R. Gibson, Julie N. Shamburger, T. L. Arnold, Jr. and Brian K. McCabe which entitle each of the executives to certain payments and benefits upon termination or termination in connection with a change in control, as summarized below.
Voluntary termination by the executive; termination by the Company with Cause.  If an executive voluntarily terminates his or her employment or the Company terminates the executive’s employment with Cause (as defined in the Employment Agreements), the executive will be entitled to receive his or her accrued salary and previously vested benefits.  In this event, no special severance benefits are payable.
Involuntary termination.  If the Company terminates the executive’s employment without Cause, the executive will be entitled to receive a single lump sum equal to:
•any accrued but unpaid base salary;
•a severance payment equal to the executive’s monthly salary multiplied by the number of months remaining in the term of the Employment Agreement (which would be between 24 and 36 months), plus $10,000 for Mr. Gibson, Ms. Shamburger and Mr. McCabe;
•a pro-rata bonus equal to the product of (i) the executive’s Target Bonus (as defined in the Employment Agreements) for the termination year (or, in the case of Mr. Arnold, the actual bonus he would have earned for the year of termination) and (ii) a fraction, the numerator of which is the number of days in the current fiscal year through the termination date, and the denominator of which is 365; and
•any vested compensation deferred by the executive (unless otherwise required by an agreement).
Additionally, all equity awards will become immediately vested and exercisable as of the date of termination.  Finally, the executive will be entitled to any other amounts or benefits under any other plan pursuant to which the executive is eligible to receive benefits, to the extent officers of a comparable level at the Company received such benefits prior to the date of termination (“Other Benefits”).
Termination in connection with Change in Control.  If an executive’s employment is terminated by the Company due to a Change in Control (as defined in the Employment Agreements) or by the executive for Good Reason (as defined in the Employment Agreements) in the event of a Change in Control, he or she will be entitled to the same payments and benefits as if he or she had been terminated without Cause as described above (except, in the case of Mr. Arnold, the pro-rata bonus would be based on his Target Bonus). However, instead of the severance payment described above, the severance payment will be calculated as follows for Mr. Gibson, Ms. Shamburger and Mr. McCabe:
(a) if the termination occurs more than six (6) months prior to the closing of a pending event that results in a change of control or more than two (2) years after the occurrence of a change of control, the severance payment shall be the product of two times the sum of (1) the executive’s salary in effect as of the termination (ignoring any decrease in the salary unless consented to by the executive), and (2) the greater of the average of the annual bonuses earned by the executive for the two fiscal years in which annual bonuses were paid immediately preceding the year in which the termination occurs, or the executive’s Target Bonus for the year in which the termination occurs; or
(b)    if the termination occurs within six months prior or within two years after the occurrence of a change of control, the severance payment shall be the product of 2.99 for Mr. Gibson and 2.0 for Ms. Shamburger and Mr. McCabe times the sum of (1) the executive’s salary in effect as of the termination, and (2) the greater of the average of the annual bonuses earned

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by the executive for the two fiscal years in which annual bonuses were paid immediately preceding the year in which the termination occurs, or the executive’s Target Bonus for the year in which the termination occurs.
For Mr. Arnold the severance payment will be calculated as follows:
(a) if the date of termination occurs (i) following a Change in Control and during the same calendar year in which the Change in Control occurs or (ii) prior to the closing of a pending event that results in a Change in Control and during the same calendar year in which the Change in Control occurs, the Prorata Target Bonus shall equal the product of (x) Employee’s Target Bonus for the year of termination, and (y) a fraction, the numerator of which is the number of days in the calendar year through the date of termination, and the denominator of which is 365;
(b) a severance payment equal to the monthly salary for the remainder of the Initial Term or the then-current Extended Term, whichever is applicable, provided, however, that if the Date of Termination occurs within two years after the occurrence of a Change of Control, an additional severance payment in an amount equal to one times the Employee’s Base Salary in effect as of the Date of Termination shall be payable.
Termination due to death, Disability or Retirement.  If an executive’s employment is terminated due to death, Disability or Retirement (as such capitalized terms are defined in the Employment Agreements), he or she (or his or her estate) will receive accrued salary and Other Benefits pursuant to his or her employment agreement, plus acceleration of equity awards pursuant to the terms of the award agreements as described in footnote 4 to the table below.
Restrictive covenants.  The Employment Agreements contain confidentiality provisions and subject Mr. Gibson and Mr. Arnold to certain non-compete and non-solicitation obligations during the term of employment with the Company for a one-year period and Ms. Shamburger and Mr. McCabe for a six-month period following termination of employment.
Reduction in certain benefits.  The Employment Agreements also state that in the event that any of the severance benefits described above are subject to federal excise taxes under the “golden parachute” provisions under Section 280G of the Internal Revenue Code, the payments will be reduced to the extent necessary to avoid such excise taxes, but only if such reduction would result in a greater net benefit for the executive.
Equity Award Agreements
Restricted Stock Units. Under the terms of the RSU award agreements, RSUs become fully vested upon termination of employment due to death or disability. The RSUs also become fully vested upon a change in control, unless the awards are assumed by the surviving entity, in which case, the RSUs vest upon termination of employment without cause or resignation for good reason within two years after the effective date of the change in control.
Performance Stock Units. Under the terms of the PSU award agreements, upon the executive’s retirement (after attaining age 65 with at least five years of service with the Company) the PSUs become vested on a pro-rata basis (based on the number of months between the grant and the date of retirement), based on the Company’s actual ROATCE ranking relative to the Company’s ROATCE Peer Group over the full performance period.
Upon termination due to death or disability, PSUs become vested on a pro-rata basis (based on the number of months between the grant and the termination), and assuming achievement of 100% of the target award if the termination occurs in the first half of the performance period, or based on the Company's actual ROATCE ranking relative to the Company's ROATCE Peer Group (measured as of the date of termination), if the termination occurs during the second half of the performance period.
Upon a change in control, PSUs become vested on a pro-rata basis, unless the awards are assumed by the surviving entity, in which case the awards will become vested on termination of employment without cause or resignation within two years after the effective date of change in control, in either case assuming achievement of 100% of the target award if the event occurs in the first half of the performance period, or based on the Company's actual ROATCE ranking relative to the Company's ROATCE Peer Group (measured as of the date of the event) if the event occurs during the second half of the performance period.

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The following table quantifies the severance payments and benefits, including the value of the equity acceleration, the NEOs would be entitled to receive assuming their employment had been terminated as of December 31, 2024, without cause or for good reason (either absent or in connection with a Change in Control), or due to death, disability or retirement. No amounts for pro rata bonuses are included in the table because the disclosure assumes a termination of employment as of the last day of the Company's fiscal year. Actual amounts earned as annual incentives for 2024 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Termination of Employment	Severance Payment or Other Benefits ($)		Value of Equity Acceleration ($)		Total ($)
By the Company without cause without a change in control
Lee R. Gibson	$2,382,945	(1)	$916,490	(6)	$3,299,435
Julie N. Shamburger	1,361,890	(1)	410,850	(6)	1,772,740
T. L. Arnold, Jr.	896,789	(1)	298,221	(6)	1,195,010
Brian K. McCabe	1,068,199	(1)	285,352	(6)	1,353,551
Keith Donahoe	—	(2)	—	(7)	—
By the Company without cause or by the executive for good reason in connection with a change in control
Lee R. Gibson	3,789,825	(3)	916,490	(6)	4,706,315
Julie N. Shamburger	1,368,000	(3)	410,850	(6)	1,778,850
T. L. Arnold, Jr.	1,282,789	(4)	298,221	(6)	1,581,010
Brian K. McCabe	1,010,626	(3)	285,352	(6)	1,295,978
Keith Donahoe	—	(2)	101,314	(7)	101,314
Due to Retirement
Lee R. Gibson	—		356,361	(8)	356,361
Julie N. Shamburger	—		158,692	(8)	158,692
T. L. Arnold, Jr.	—		112,858	(8)	112,858
Brian K. McCabe	—		112,371	(8)	112,371
Keith Donahoe	—		—	(8)	—
Due to Death or Disability
Lee R. Gibson	1,886,332	(5)	691,268	(9)	2,577,600
Julie N. Shamburger	1,447,923	(5)	309,361	(9)	1,757,284
T. L. Arnold, Jr.	—		223,366	(9)	223,366
Brian K. McCabe	—		215,990	(9)	215,990
Keith Donahoe	—		101,314	(9)	101,314
(1)    Reflects a severance payment equal to the executive's monthly salary multiplied by the number of months remaining in the term of his or her employment agreement as of December 31, 2024, plus an additional $10,000 for Mr. Gibson, Ms. Shamburger and Mr. McCabe.
(2)    Mr. Donahoe entered into an employment agreement on January 23, 2025, thus did not have an employment agreement as of December 31, 2024.
(3)    Reflects a severance payment equal to the product of 2.99, in the case of Mr. Gibson, or 2.0, in the case of Ms. Shamburger and Mr. McCabe, times the sum (1) of the executive's salary in effect as of the termination, and (2) the greater of the average of the annual bonuses earned by the executive for the two fiscal years in which annual bonuses were paid immediately preceding the year in which the termination occurs, or the executive’s Target Bonus for the year in which the termination occurs.
(4)     Reflects a severance payment equal to the executive's monthly salary multiplied by the number of months remaining in the term of his employment agreement as of December 31, 2024, plus an additional severance payment equal to the product of 1.0 times the sum of the executive's salary in effect as of the termination.
(5)     Reflects payment under a split dollar agreement pursuant to which the executive is entitled to designate a beneficiary to receive death benefits under a life insurance policy in the event of the executive’s death while employed.
(6)    Reflects the fair market value as of December 31, 2024 of shares underlying unvested RSUs and PSUs (assuming target payout for PSUs granted in 2024 and based on the Company's actual ROATCE ranking relative to the Company's ROATCE Peer Group as of December 31, 2024, which would have resulted in an estimated payout of 140% and 135% for PSUs granted in 2022 and 2023, respectively, which would all accelerate upon the executive's termination of employment under the specified circumstances pursuant to the officer's employment agreement.
(7)     Mr. Donahoe entered into an employment agreement on January 23, 2025, thus as of December 31, 2024, he did not have an employment agreement, and as such, his unvested RSUs would accelerate and become vested pursuant to the terms of the award agreements, as described above. Accordingly, none of Mr. Donahoe's equity awards would vest upon termination without cause

Southside Bancshares, Inc. | 2025 Proxy Statement | 40

absent a change in control, and all of his unvested RSUs would vest upon termination without cause or for good reason within two years of a change in control.
(8)    The RSU award agreement does not provide accelerated vesting for retirement. Under the terms of the PSU award agreements, the PSUs shall be earned pro-rata basis (based on the number of months between the grant and the termination), and based on actual performance at the end of the performance period. For disclosure purposes, we have used the current expected performance based on the Company's actual ROATCE ranking relative to the Company's ROATCE Peer Group as of December 31, 2024 (which would have resulted in an estimated payout of 140%, 135% and 125% for PSUS granted in 2022, 2023 and 2024, respectively).
(9)    Under the terms of the RSU award agreements, the RSU awards become fully vested upon termination due to death or disability. Under the terms of the PSU award agreements, upon termination due to death and disability, the PSUs become vested on a pro-rata basis (based on the number of months between the grant and the termination), and assuming achievement of 100% of the target award in the event the termination occurs in the first half of the performance period (which applies to PSUs granted in 2024), or based on the Company's actual ROATCE ranking relative to the Company's ROATCE Peer Group, in the event the termination occurs during the second half of the performance period (which applies to PSUs granted in 2022 and 2023, and would have resulted in an estimated payout of 140% and 135%, respectively, based on the Company's actual ROATCE ranking relative to the Company's ROATCE Peer Group as of December 31, 2024).

Southside Bancshares, Inc. | 2025 Proxy Statement | 41

EQUITY COMPENSATION PLAN INFORMATION
The table below provides information as of December 31, 2024 regarding shares of common stock that may be issued under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	824,010	$34.61	883,849
Equity compensation plans not approved by security holders	—	—	—
Total	824,010	$34.61	883,849
(a)Reflects stock options, RSUs and PSUs outstanding under the 2017 Incentive Plan and predecessor plans. PSUs are reflected at maximum payout of 150%.
(b)Reflects weighted-average exercise price of 520,613 stock options outstanding.
(c)Reflects shares available for issuance pursuant to the grant of awards (including full-value stock awards) under the 2017 Incentive Plan.

Southside Bancshares, Inc. | 2025 Proxy Statement | 42

PAY VERSUS PERFORMANCE
The table below shows total compensation, as set forth in the summary compensation table, and compensation actually paid ("CAP"), calculated in accordance with SEC Pay versus Performance regulations for our PEO and other NEOs, as well as certain performance measures, for the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020.

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation actually paid to PEO ($)(2)	Average Summary Compensation Table Total for other NEOs ($)(3)	Average Compensation Actually Paid to other NEOs ($)(2)(3)	Value of Initial Fixed $100 Investment Based on:		Net Income ($ in Millions)	ROATCE %(6)
					TSR(4)	Peer Group TSR(5)
2024	$1,991,442	$1,828,097	$787,699	$800,325	$105.10	$131.64	$88.5	14.92%
2023	2,134,717	1,267,253	833,303	638,088	98.91	110.86	86.7	16.03%
2022	1,549,596	1,476,916	756,008	726,766	108.56	119.01	105.0	18.56%
2021	1,442,701	1,517,567	633,441	721,480	121.77	129.55	113.4	17.04%
2020	2,654,466	1,108,641	1,014,518	553,073	87.26	101.71	82.2	13.79%
(1)The Principal Executive Officer ("PEO") is Lee R. Gibson for all periods presented.
(2)The amount reported is calculated in accordance with SEC Pay versus Performance regulations and does not represent compensation received by our NEOs. See the detail of the calculation in the table below.
(3)For 2024, the other NEOs are Julie N. Shamburger, T.L. Arnold, Jr., Brian K. McCabe and Keith Donahoe. For 2023, 2022 and 2021, the other NEOs are Ms. Shamburger, Tim Alexander, Mr. McCabe and Mr. Arnold. For 2020, the other NEOs are Ms. Shamburger, Mr. Alexander, Mr. McCabe and Mark Drennan.
(4)Total Shareholder Return ("TSR").
(5)The peer group consists of the same companies included in our Form 10-K for the performance graph required by Item 201(e) of Regulation S-K. For 2020-2023, the peer group consisted of Cullen/Frost Bankers, Inc. (CFR), First Financial Bankshares, Inc. (FFIN), Hilltop Holdings (HTH), Independent Bank Group, Inc. (IBTX), Prosperity Bancshares, Inc. (PB), Texas Capital Bancshares, Inc. (TCBI) and Veritex Holdings, Inc. (VBTX). For 2024, the peer group consisted of the same peer companies used in prior years, excluding IBTX.
(6)The company-selected measure is ROATCE, a non-GAAP measure. In calculating ROATCE, Southside adds back the after tax amortization expense to net income available to common shareholders and subtracts average intangible assets for the period from average shareholders’ equity.

Southside Bancshares, Inc. | 2025 Proxy Statement | 43

The table below shows the calculation and related adjustments for compensation actually paid.

Year	Executive	Summary Compensation Table Total	Subtract: Change in Pension Value	Add: Service Cost and Prior Service Cost (1)	Subtract: Equity Grants at Grant Date Fair Value	Add: Equity Awards Granted at Year-End Value (2)(3)	Add: Change in Value of Unvested Equity Awards (3)(4)	Add: Change in Value of Vested Equity Awards (3)(5)	Compensation Actually Paid
2024	PEO	$1,991,442	$277,612	$—	$422,505	$514,583	$27,200	$(5,011)	$1,828,097
	Other NEOs	787,699	20,352	—	116,343	141,723	8,787	(1,189)	800,325
2023	PEO	2,134,717	769,701	—	283,353	228,198	(26,882)	(15,726)	1,267,253
	Other NEOs	833,303	156,007	—	110,117	88,683	(10,409)	(7,365)	638,088
2022	PEO	1,549,596	—	—	271,144	242,428	(9,250)	(34,714)	1,476,916
	Other NEOs	756,008	—	—	106,333	95,050	(4,777)	(13,182)	726,766
2021	PEO	1,442,701	172,927	—	125,187	139,344	82,083	151,553	1,517,567
	Other NEOs	633,441	3,661	—	46,486	51,742	34,621	51,823	721,480
2020	PEO	2,654,466	1,572,177	198,992	—	—	(94,661)	(77,979)	1,108,641
	Other NEOs	1,014,518	481,273	80,415	3,684	3,739	(32,719)	(27,923)	553,073
(1)Reflects the actuarially determined service cost for services rendered by executives during the reported year (i.e. service cost). We note our Pension Plan was frozen effective December 31, 2020, thus no service cost thereafter. Additionally, there was no prior service cost in any of the reported years.
(2)The amount reported reflects equity awards granted during the fiscal year and dividends equivalents accrued during the year of grant, valued as of fiscal year end. For 2024, the PSUs were adjusted to the expected performance (125%) as of period end. For all other reporting periods the PSUs reflect 100%.
(3)NQSO grant date fair values were calculated using the Black-Scholes option pricing model as of the grant date. We note no NQSOs were granted in any of the years presented. NQSOs have been remeasured as of each measurement date using the stock price as of the measurement date and updated assumptions: expected term, volatility, dividend yield and risk-free rate as of the measurement date. RSU fair values are calculated using the stock price as of the grant date, and stock price was updated for each measurement period to reflect the stock price on such date. PSUs fair values are calculated using the stock price as of the grant date assuming target performance and was updated for each measurement period to reflect the stock price and expected payout levels as of such date.
(4)The amount reported reflects the increase (decrease) in fair value from prior fiscal year end to fiscal year end for the reporting period for equity awards. Dividend equivalents accrued in the year of the period presented are presented at fair value as of year end. Dividend equivalents accrued in prior periods reflect the change in fair value from prior fiscal year end to the fiscal year end for the reporting period.
(5)The amount reported reflects the increase (decrease) in fair value from prior fiscal year end to the vesting date in the reporting period. Dividend equivalents are included. Dividend equivalents accrued in the year of the period presented are presented at fair value as of the vest date. Dividend equivalents accrued in prior periods reflect the change in fair value from prior fiscal year end to the vesting date for the reporting period.
Financial Performance Measures
As discussed in our CD&A, the Committee uses several performance measures throughout compensation programs to align NEO pay with performance. Below are the financial performance measures we believe represent the most important financial measures used to link compensation to company performance for NEOs for 2024. See CD&A for discussion of these measures.

Financial Performance Measure
EPS
ROATCE
Loan Growth

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Relationship between Compensation Actually Paid and Performance
The graphs below show the relationship of CAP for our PEO and other NEOs in 2020, 2021, 2022, 2023 and 2024, to total shareholder return, the Company's net income and the Company's ROATCE.

CAP vs. TSR
2,000
1,500
1,000
500
—
CAP (in thousands)
$150
$125
$100
$75
$50
TSR
2020
2021
2022
2023
2024
PEO
Other NEOs
Company TSR
Peer TSR

Southside Bancshares, Inc. | 2025 Proxy Statement | 45

CAP vs. Net Income
CAP (in thousands)
2,000
1,500
1,000
500
—
Net Income (in millions)
$125
$100
$75
$50
$25
$—
2020
2021
2022
2023
2024
PEO
Other NEOs
Net Income

CAP vs. ROATCE
2,000
1,500
1,000
500
—
CAP (in thousands)
20%
15%
10%
5%
—%
ROATCE
2020
2021
2022
2024
2024
PEO
Other NEOs
ROATCE

Southside Bancshares, Inc. | 2025 Proxy Statement | 46

PROPOSAL 2 - NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers. At the 2024 Annual Meeting of Shareholders, approximately 94.0% of the shares represented at the meeting in person or by proxy and entitled to vote were voted in support of the Company’s compensation program. At the 2023 Annual Meeting, the Company’s shareholders selected, on a non-binding, advisory basis, an annual vote for the frequency at which the Company should include a Say-on-Pay vote in its proxy statement for shareholder consideration. In light of this result and other factors considered by the Board, the Board determined that the Company will hold Say-on-Pay votes every year until the next required non-binding, advisory vote on the frequency of such votes, which is to be held no later than the Company's 2029 Annual Meeting of Shareholders.
Accordingly, the Board is providing shareholders with the opportunity to cast a non-binding advisory vote on the named executive officer compensation program at our 2025 Annual Meeting. This vote will not be binding on or overrule any decisions by the Board, and will not create or imply any additional fiduciary duty on the part of the Board. However, our Compensation Committee will take into account the outcome of the vote when considering future named executive officer compensation arrangements.
As described in greater detail in our Compensation Discussion and Analysis above, we believe that our executive officer compensation program is structured in a manner that most effectively supports the Company and our business objectives. Our executive officer compensation program is designed to reward long-term and strategic performance, and is substantially tied to our key business objectives and the success of our shareholders. We monitor the various short-term and long-term aspects of our executive officer compensation program, including base salary, annual cash bonus and equity incentives, in comparison to similar programs and practices at comparable companies, so that we may ensure that our executive officer compensation program is within the competitive range of market practices.
The Board invites our shareholders to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on compensation under Executive Compensation, and cast a vote to approve the Company’s executive compensation programs through the following resolution:
“RESOLVED, that the shareholders approve the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”
The Board recommends a vote FOR the non-binding advisory vote on the compensation of the Company's named executive officers.

PROPOSAL 3 - APPROVAL OF THE 2025 INCENTIVE PLAN
On March 20, 2025, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, the Southside Bancshares, Inc. 2025 Incentive Plan (the “2025 Incentive Plan”). The 2025 Incentive Plan will become effective as of the date it is approved by the Company’s shareholders (the “Effective Date”).

The 2025 Incentive Plan is intended to serve as the successor to the Company’s 2017 Incentive Plan (the “Prior Plan”). As of March 19, 2025, there were approximately 847,265 shares of the Company’s Common Stock subject to outstanding awards under the Prior Plan. As of such date, there were approximately 831,210 shares of the Company’s Common Stock reserved and available for future awards under the Prior Plan.

The Prior Plan has been the sole source of shares for all equity incentive awards granted to the Company’s officers, employees and directors since 2017, and during such time, the Company has never sought shareholder approval of any increase in the number of shares available for issuance under the Prior Plan. If the Company’s shareholders approve the 2025 Incentive Plan, all future equity awards will be made from the 2025 Incentive Plan, and the Company will not grant any additional awards under the Prior Plan.

If the 2025 Incentive Plan is approved, as of the Effective Date a total of 1,200,000 shares will be reserved and available for issuance pursuant to the grant of new awards under the 2025 Incentive Plan, less one share for every one share subject to an equity-based award granted under the Prior Plan after March 19, 2025 and prior to the Effective Date. These 1,200,000 shares will represent a net increase in shares available for future awards of 368,790 shares, when taking into account the 831,210 shares currently available under the Prior Plan for future awards.

Approval of the 2025 Incentive Plan will enable the Company to continue making equity compensation grants that will serve as incentives to recruit and retain key employees and qualified directors, and to continue aligning the interests of its employees and directors with shareholders.

A summary of the 2025 Incentive Plan is set forth below. This summary is qualified in its entirety by the full text of the 2025 Incentive Plan, which is attached to this proxy statement as “Appendix A”.

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Promotion of Sound Corporate Governance Practices

The Company has designed the 2025 Incentive Plan to include a number of features that reinforce and promote alignment of equity compensation arrangements for employees, officers and non-employee directors with the interests of shareholders and the Company. These features include, but are not limited to, the following:

•No Discounted Stock Options or Stock Appreciation Rights (SARs). Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•Prohibition on Repricing. The exercise price of a stock option or SAR may not be reduced, directly or indirectly, without the prior approval of shareholders, including a cancellation or repurchase of “underwater” awards in exchange for cash or other awards.

•Minimum Vesting Requirements. Subject to certain limited exceptions, awards granted under the 2025 Incentive Plan will be subject to a minimum vesting period of one year.

•No Liberal Share Recycling. Shares retained by or delivered to the Company to pay the exercise price of a stock option or SAR or to satisfy tax withholding obligations in connection with the exercise or settlement of any award count against the number of shares remaining available under the 2025 Incentive Plan.

•No Dividends or Dividend Equivalents on Unearned Awards. The 2025 Incentive Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards.

•Double-Trigger Change in Control Vesting. If awards granted under the 2025 Incentive Plan are assumed by the successor entity in connection with a change in control of the Company, such awards will vest and pay out upon a qualifying termination within two years of the change in control.

•Limits on Non-Employee Director Compensation. The maximum aggregate compensation that may be granted or awarded to any non-employee director under the 2025 Incentive Plan, including all meeting fees, cash retainers and retainers granted in the form of stock awards, shall not exceed $250,000.

•Awards Subject to Clawback Policy. Awards under the 2025 Incentive Plan will be subject to any compensation recoupment policy that the Company may adopt from time to time.

•No Tax Gross-Ups. The 2025 Incentive Plan does not provide for any tax gross-ups.

Key Data Relating to Outstanding Equity Awards and Shares Available
The following table includes information regarding outstanding equity awards and shares available for future awards under the Prior Plan as of March 19, 2025 (and without giving effect to approval of the 2025 Incentive Plan under this Proposal):

	Prior Plan (1)
Total shares underlying outstanding stock options	517,960	(2)
Total shares underlying outstanding unvested time-based full value awards	258,505
Total shares underlying outstanding unearned and unvested performance-based full value awards	70,800	(3)
Total shares underlying all outstanding awards	847,265

Total shares currently available for grant	831,210	(4)

Common Stock outstanding as of March 19, 2025	30,409,265
Market price of Common Stock as of March 19, 2025	$29.50

(1)
Includes information regarding all outstanding equity awards and shares available for future awards, which are all under the Prior Plan. As of March 19, 2025 (and as of the date of this Proxy Statement), no other predecessor plans had awards outstanding or shares available for future awards.

(2)	Our stock options outstanding as of March 19, 2025, had a weighted-average exercise price of $34.65 and a weighted-average remaining term of 3.06 years.
(3)	Assumes performance-based awards will vest and pay out based on maximum performance levels being achieved.
(4)	Represents the total number of shares available for future awards under the Prior Plan reflecting performance-based awards at maximum payout.

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In setting and recommending to shareholders the number of shares to authorize under the 2025 Incentive Plan, the Compensation Committee and the Board considered the historical number of equity awards granted under the Prior Plan, potential dilution from the 2025 Incentive Plan, as well as the Company’s three-year average burn rate for the preceding three fiscal years.

As of March 19, 2025, the aggregate shares underlying all outstanding awards and total shares currently available for grant represent a fully-diluted overhang of approximately 5.2% based on the Company’s common shares outstanding as of that date. If shareholders approve the 2025 Incentive Plan, the Company's fully-diluted overhang would increase by 1.1% to approximately 6.3%. The Company calculates the fully diluted “overhang” by dividing (a) the sum of the shares underlying outstanding awards and shares available for issuance under future equity awards by (b) the sum of the number of common shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards.

The Company’s burn rate averaged 0.35% of common shares outstanding over the last three years (2022-2024), as shown in the table below. Based on our historical equity incentive grants, the share pool under the 2025 Incentive Plan is projected to satisfy the Company’s equity compensation needs for approximately 6 years. However, the actual duration of the share pool will depend on various unknown factors, including changes in employee headcount, long-term incentive award type mix, future forfeitures and cancellations, performance-based award achievement as percent of target, future acquisitions, and the Company’s stock price.
.

				3-Year
Fiscal Year	2022	2023	2024	Average
Time-based RSUs granted	121,373	57,966	147,076	108,805
Performance-Based awards vested	—	—	—	—
Total	121,373	57,966	147,076	108,805

Weighted-average common shares outstanding	32,120,000	30,704,000	30,293,000	31,039,000

Gross burn rate (1)	0.38%	0.19%	0.49%	0.35%

(1)	Total number of Restricted Stock Units granted and Performance-Based awards vested in each year divided by weighted average common shares outstanding.
Summary of the 2025 Incentive Plan
Purpose. The purpose of the 2025 Incentive Plan is to promote the interests of the Company and its shareholders by strengthening the ability of the Company to attract, motivate, reward, and retain qualified individuals upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an opportunity for such individuals to acquire stock ownership and other rights that promote and recognize the financial success and growth of the Company.

Administration. The 2025 Incentive Plan will be administered by a committee (the “Committee”) of the Board. The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2025 Incentive Plan; interpret the terms and intent of the 2025 Incentive Plan and any award certificate; and make all other decisions and determinations that may be required under the 2025 Incentive Plan. Unless and until changed by the Board, the Compensation Committee is designated as the Committee to administer the 2025 Incentive Plan.

Eligibility. The 2025 Incentive Plan permits the grant of incentive awards to employees, officers, non-employee directors, and consultants of the Company and its affiliates as selected by the Committee. As of February 28, 2025, approximately 783 employees and 10 non-employee directors would be eligible to participate in the 2025 Incentive Plan.

Permissible Awards. The 2025 Incentive Plan authorizes the granting of awards in any of the following forms:
•market-priced stock options, which give the holder the right to purchase shares of the Company’s Common Stock (for a term not to exceed 10 years) at a fixed price; stock options may be designated as nonstatutory stock options (which may be granted to all participants) or incentive stock options under the Internal Revenue Code (which may be granted to officers and employees but not to consultants or non-employee directors);
•SARs, which give the holder the right to receive upon exercise an amount equal to the product of (i) the excess of the fair market value of a share of the Company’s Common Stock on the date of exercise over the base price of the SAR and (ii) the number of Shares with respect to which the SAR is exercised, which amount may be payable in cash or stock, as specific in the award certificate;
•restricted stock, which gives the holder a specified number of shares of Common Stock that are subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;
•stock units, which gives the holder the right to receive a specified number of shares of Common Stock (or an equivalent value in cash, as specified in the award certificate) at a designated time in the future, subject to any vesting requirements as may be set by the Committee;

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•performance awards, which gives the holder the right to receive a specified number of shares or vest in a specified number of stock options or SARS, as applicable based on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Committee; and
•other stock-based awards that are denominated in, or valued by reference to, shares of the Company’s Common Stock.
Shares Available for Awards. Subject to adjustment in the event of stock splits and similar events, as of the Effective Date, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the 2025 Incentive Plan is 1,200,000, less one share for every one share subject to an award granted under the Prior Plan after March 19, 2025 and prior to the Effective Date. If the Company’s shareholders approve the 2025 Incentive Plan, all future equity awards will be made from the 2025 Incentive Plan. No further awards may be granted under the Prior Plan.
Share Counting. Shares of Common Stock reserved and available for issuance pursuant to awards granted under the 2025 Incentive Plan shall be counted against the 2025 Incentive Plan reserve as follows:
•To the extent that all or a portion of an award (or, after March 19, 2025, an award granted under the Prior Plan) is canceled, terminates, expires, is forfeited or lapses for any reason (including by reason of failure to meet time-based and/or performance-based vesting requirements), any unissued or forfeited shares originally subject to the award (or, after March 19, 2025, an award granted under the Prior Plan) will be added back to the 2025 Incentive Plan share reserve and again be available for issuance pursuant to awards granted under the 2025 Incentive Plan.
•Shares subject to awards (or, after March 19, 2025, awards granted under the Prior Plan) settled in cash will be added back to the 2025 Incentive Plan share reserve and again be available for issuance pursuant to awards granted under the 2025 Incentive Plan.
•Shares withheld or repurchased from an award or delivered by a participant (by either actual delivery or attestation) to satisfy tax withholding requirements will not be added back to the 2025 Incentive Plan share reserve for issuance pursuant to awards granted under the 2025 Incentive Plan.
•The full number of shares subject to a stock option shall count against the number of shares remaining available for issuance pursuant to awards granted under the 2025 Incentive Plan, even if the exercise price of a stock option is satisfied through net-settlement or by delivering shares to the Company (by either actual delivery or attestation).
•The full number of shares subject to a SAR shall count against the number of shares remaining available for issuance pursuant to awards made under the 2025 Incentive Plan (rather than the net number of shares actually delivered upon exercise).
Limitation of Non-Employee Director Compensation. The maximum aggregate compensation that may be granted or awarded to any non-employee director, including all meeting fees, cash retainers and retainers granted in the form of stock awards, shall not exceed $250,000.
Minimum Vesting Requirements. Awards granted under the 2025 Incentive Plan will be subject to a minimum vesting period of one year; provided, that the following awards shall not be subject to such minimum vesting requirement: any (i) substitute awards granted in connection with a business combination, (ii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the date of the next annual meeting of shareholders after the immediately preceding year’s annual meeting (provided that the period between annual meetings is not less than 50 weeks), and (iii) awards up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the 2025 Incentive Plan. The minimum vesting requirement does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of an award, including in cases of termination of employment or a change in control, in the terms of the award certificate or otherwise.
Treatment of Awards upon a Change in Control. Unless otherwise provided in an award agreement or any special plan document governing an award, or in the applicable transaction document:
(A) upon the occurrence of a change in control of the Company in which awards under the 2025 Incentive Plan are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or the Board:
a.all outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on outstanding awards will lapse; and
b.the payout opportunities attainable under outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the change in control occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the change in control.
(B) upon the occurrence of a change in control of the Company in which awards under the 2025 Incentive Plan are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, if within one year after the effective date of the change in control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the 2025 Incentive Plan), then:
a.all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse; and

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b.the payout opportunities attainable under outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination.
Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distribution; provided, however, that the Committee may permit other transfers (other than transfers for value). A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.
Anti-Dilution Adjustments. In the event of a transaction between the Company and its shareholders that causes the per-share value of the Company’s Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2025 Incentive Plan will be adjusted proportionately, and the Committee must make such adjustments to the 2025 Incentive Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of any corporate event or transaction involving the Company, such as a merger, consolidation, reorganization, recapitalization, stock split, a stock dividend, spin-off, or a combination or exchange of shares, dividend in kind or other like change in capital structure, the Committee may, in its sole discretion, make such other appropriate adjustments to the terms of any outstanding awards to reflect such changes or distributions and to modify any other terms of outstanding awards.
Termination and Amendment. The Board may, at any time and from time to time, terminate or amend the 2025 Incentive Plan, but if an amendment would constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. No termination or amendment of the 2025 Incentive Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. Unless sooner terminated, the 2025 Incentive Plan will terminate on the tenth anniversary of the Effective Date or, if the shareholders approve an amendment to the 2025 Incentive Plan that increases the number of shares subject to the 2025 Incentive Plan, the tenth anniversary of the date of such approval.
The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.
Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without shareholder approval. The exchange of an “underwater” stock option or SAR (i.e., an award having an exercise price in excess of the current market value of the underlying stock) for another award or for a cash payment would be considered an indirect repricing and would, therefore, require shareholder approval.
Clawback Policy. Awards under the 2025 Incentive Plan will be subject to any compensation recoupment policy (sometimes referred to as a “clawback policy”) of the Company as adopted from time to time.
Certain U.S. Federal Income Tax Effects
The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2025 Incentive Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed, and may vary from locality to locality.
Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2025 Incentive Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.
Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.
SARs. A participant receiving a SAR under the 2025 Incentive Plan will not recognize income, and the Company will not be allowed a tax deduction at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.
Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that

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date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.
Restricted or Deferred Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).
Cash-Based Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).
Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2025 Incentive Plan.
Benefits to Named Executive Officers and Others
As of March 19, 2025, no awards had been granted under the 2025 Incentive Plan. Awards will be made at the discretion of the Committee or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by the Company’s executive officers, directors and other employees pursuant to the 2025 Incentive Plan in the future.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE SOUTHSIDE BANCSHARES, INC. 2025 INCENTIVE PLAN.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation Committee, during the fiscal year ended December 31, 2024, are a current or former officer or employee of the Company.
During the fiscal year ended December 31, 2024:
•No executive officer of the Company served as a member of the compensation committee or other board committee performing similar functions (or on the board of directors of any entity without such a committee) of another entity, one of whose executive officers served on the Compensation Committee of the Company.
•No executive officer of the Company served on the board of directors of another entity, one of whose executive officers served on the Compensation Committee of the Company.
•No executive officer of the Company served as a member of the compensation committee or other board committee performing similar functions (or on the board of directors of any entity without such a committee) of another entity, one of whose executive officers served as a director of the Company.
For information concerning transactions by the Company and Southside Bank with certain members of the board of directors of Southside Bank, please see “Transactions with Directors, Officers and Associates.”

TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES
The Board of Directors reviews and discusses each potential transaction between the Company and a director, executive officer, significant shareholder or any of their immediate family members and votes to approve or disapprove such transactions.  Directors or executive officers who have an interest in a particular transaction do not vote on such transaction.  The Company’s Board has adopted a Conflict of Interest Policy that addresses transactions with related persons.
Certain of the executive officers and directors of the Company and Southside Bank (and their associates) have been customers of Southside Bank and have been granted loans in the ordinary course of business.  Southside Bank is subject to Federal Reserve Regulation O, which governs loans to directors, executive officers and certain shareholders of banks and bank holding companies.  All loans or other extensions of credit made by Southside Bank to executive officers and directors of the Company and Southside Bank were made in the ordinary course of business on substantially the same terms, including interest rates, maturities and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company or Southside Bank and did not involve more than the normal risk of collection or present other features that are unfavorable to Southside Bank.  Prior approval by a majority of the Board of Directors, with the interested party abstaining, must be obtained for any loan to a director or a director’s related interest(s) which, when aggregated with all loans to the director and/or to that director’s related interest(s) exceed 10% of Southside Bank’s capital plus unimpaired surplus.  Prior approval requirements for individual advances to directors will be satisfied by annual Board approval of a line of credit for a director’s personal borrowing and similar approval of a line of credit for director-owned or controlled business borrowing.  All advances made pursuant to an approved line of credit within 12 months of the date of approval shall be treated as approved.  Loans to persons employed by Southside Bank who are considered executive officers under Federal Reserve regulations are subject to prior approval by the Board of Directors.  The Company expects ongoing transactions with its executive officers and directors as well as directors and officers of Southside Bank.
Richard K. Gibson, son of Lee R. Gibson, is employed by Southside Bank and received compensation of $301,109 in 2024. Toni Brooks, sister of T. L. Arnold, Jr., is employed by Southside Bank and received compensation of $130,156 in 2024. The Company has insurance policies through Bosworth & Associates, which is owned by director Michael Bosworth. In 2024, premiums paid for our policies with Bosworth & Associates totaled $1,245,807 and commissions paid totaled $170,894.

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DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and any persons who own more than 10% of the Company’s common stock, to file reports of initial ownership of the Company’s common stock and subsequent changes in that ownership with the SEC.  Based solely upon a review of Forms 3, 4 and 5 and any amendments thereto filed with the SEC, or written representations from certain reporting persons that no Form 5’s were required, the Company believes that during fiscal year 2024 all Section 16(a) filing requirements were complied with on a timely basis except that:

•T. L. Arnold, Jr., CCO, filed a late Form 4 on February 9, 2024 to report the acquisition of 2,354 shares granted on February 1, 2024, and the withholding of 115 and 107 shares to satisfy tax withholding requirements for RSU vestings on February 2, 2024 and February 3, 2024, respectively.

•Suni Davis, CTO, filed a late Form 4 on February 9, 2024 to report the acquisition of 1,799 shares granted on February 1, 2024, and the withholding of 81 and 71 shares to satisfy tax withholding requirements for RSU vestings on February 2, 2024 and February 3, 2024, respectively.

•Lee R. Gibson, CEO, filed a late Form 4 on February 9, 2024 to report the acquisition of 6,870 shares granted on February 1, 2024, and the withholding of 309 and 285 shares to satisfy tax withholding requirements for RSU vestings on February 2, 2024 and February 3, 2024, respectively.

•Brian K. McCabe, COO, filed a late Form 4 on February 9, 2024 to report the acquisition of 2,091 shares granted on February 1, 2024, and the withholding of 119 and 111 shares to satisfy tax withholding requirements for RSU vestings on February 2, 2024 and February 3, 2024, respectively.

•Julie N. Shamburger, CFO, filed a late Form 4 on February 9, 2024 to report the acquisition of 3,122 shares granted on February 1, 2024, and the withholding of 151 and 121 shares to satisfy tax withholding requirements for RSU vestings on February 2, 2024 and February 3, 2024, respectively.

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AUDIT COMMITTEE REPORT
The following report of the Audit Committee does not constitute “soliciting material” and should not be deemed to be “filed” with the SEC or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference in any of those filings.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and for maintaining effective systems of internal control based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework). In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2024 with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee discussed with the independent registered certified public accounting firm, EY, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles and an audit on the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) (United States), its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the PCAOB, the rules of the SEC, and other applicable regulations.

The Audit Committee has received the written disclosures from EY regarding the auditors' independence required by the PCAOB.
The Audit Committee discussed with EY the overall scope and plans for their audit. The Audit Committee met with EY with and without management present, to discuss the results of their financial statement audit, their evaluations of the Company’s internal control and the overall quality of the Company’s financial reporting.
Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
Submitted by the Audit Committee of the Board.

Tony K. Morgan, CPA, Chair	George H. (Trey) Henderson, III
S. Elaine Anderson, CPA	Preston L. Smith
Shannon Dacus	Donald W. Thedford

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INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
EY served as the Company’s independent registered certified public accounting firm for the year ended December 31, 2024 and has been selected by the Audit Committee as the Company's independent registered certified public accounting firm for the year ended December 31, 2025.
Independent Registered Certified Public Accounting Firm Fees
The following table sets forth aggregate fees incurred by the Company for fiscal years ended December 31, 2024 and 2023 to EY, the Company’s independent registered certified public accounting firm.  All fees were pre-approved by the Audit Committee.

	YEARS ENDED
	2024	2023
Audit Fees(1)	$1,413,000	$1,302,100
Audit Related Fees(2)	67,100	62,100
Tax Fees(3)	95,740	109,427
Total Fees	$1,575,840	$1,473,627
(1)Audit fees consist primarily of fees for services provided in connection with the annual audit of our financial statements and internal control over financial reporting, reviews of quarterly financial statements and other documents filed with the SEC, compliance and consent engagements.
(2)Audit related fees consist of fees for the audit of our 401(k) Plan.
(3)Tax fees consist of fees primarily related to the performance of tax compliance services, including the preparation, review and filing of tax returns and consulting services for various matters.
Auditor Fees Pre-Approval Policy
The Audit Committee has a formal policy concerning approval of audit and non-audit services to be provided by the independent registered certified public accounting firm to the Company, currently EY.  The policy requires that all services EY may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee.  The Audit Committee pre-approved all audit, audit-related and non-audit services provided by EY during 2024.

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected EY to serve as the Company’s independent registered certified public accounting firm for the year ending December 31, 2025.  EY has served as the Company’s independent registered certified public accounting firm since 2012.  We have been advised by EY that neither it nor any of its members had any financial interest, direct or indirect, in us nor has it had any connection with us or any of our subsidiaries in any capacity other than as independent auditors.  The Board recommends that you vote for the ratification of the selection of EY.  Shareholder ratification of the selection of EY as our independent registered certified public accounting firm is not required by our certificate of formation, bylaws or otherwise.  Nevertheless, the Board is submitting this matter to the shareholders as a matter of good corporate practice.  If our shareholders do not ratify the appointment of EY, then the appointment of an independent registered certified public accounting firm will be reconsidered by our Audit Committee.  Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered certified public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.  Representatives of EY are expected to be in attendance at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.
The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2025.

ANNUAL REPORT TO SHAREHOLDERS
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, accompanies this Proxy Statement.  The Annual Report does not constitute outside solicitation materials.  Additional copies of Form 10-K are available at no expense; exhibits to Form 10-K are available for a copying expense to any shareholder by sending a written request to: Southside Bancshares, Inc., 1201 South Beckham Avenue, Tyler, Texas 75701, Attn: Investor Relations. The Company’s public filings with the SEC may also be obtained free of charge on the Company’s website at https://southside.com/filings.

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SHAREHOLDER PROPOSALS
SEC rules establish the eligibility requirements and the procedures that must be followed for a shareholder’s proposal to be included in the Board’s proxy solicitation materials.  Under those rules, any shareholder wishing to have a proposal considered for inclusion in the Board’s proxy solicitation materials for the 2026 Annual Meeting must set forth his or her proposal in writing and file it with the Secretary of the Company on or before November 27, 2025.  Proposals must comply with all applicable SEC rules.  The Board will review any proposals received by that date and will determine whether applicable requirements have been met for including the proposal in the 2026 proxy solicitation materials.
In addition, the Company’s bylaws establish advance notice procedures that must be followed for a shareholder proposal to be presented at an Annual Meeting but not included in the Board’s proxy solicitation materials.  Any shareholder wishing to have a proposal considered for the 2026 Annual Meeting, but who does not submit the proposal for inclusion in the Board’s proxy statement, assuming that the 2026 Annual Meeting occurs on a date that is not more than 30 days before or 60 days after the anniversary of the Annual Meeting, must submit the proposal not earlier than January 14, 2026 and no later than February 13, 2026.
For any proposal that is not submitted for inclusion in next year’s proxy solicitation materials, but is submitted for presentation at the 2026 Annual Meeting, SEC rules permit the persons named as proxies in the proxy solicitation materials to vote proxies in their discretion if: (1) the proposal is received before February 13, 2026 and we advise shareholders in the 2026 proxy solicitation materials about the nature of the matter and how the Board intends to vote on such matter, or (2) the proposal is not received before February 13, 2026.
In addition to satisfying the foregoing requirements with respect to director nominations, to comply with the SEC's universal proxy card rules, shareholders who intend to solicit proxies in support of director nominees other than the Board's nominees in accordance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than March 15, 2026.

HOUSEHOLDING
The SEC rules permit us, with your permission, to send a single set of our proxy statement and annual report to any household at which two or more shareholders reside if we believe they are members of the same family.  Each shareholder will continue to receive a separate proxy card.  This procedure, known as “householding,” reduces the volume of duplicate information households receive, while also reducing our expenses and associated environmental impact. In order to take advantage of this opportunity, we have delivered only one proxy statement to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date.  We will deliver a separate copy of the proxy statement, as requested, to any shareholder at a shared address to which a single copy of that document was delivered. If you prefer to receive separate copies of a proxy statement, either now or in the future, you can request a separate copy of the proxy statement by calling us at (877) 639-3511 or by writing to us at any time at the following address: Southside Bancshares, Inc., 1201 South Beckham Avenue, Tyler, Texas 75701, Attn: Investor Relations.

GENERAL
The Board does not know of any other business, other than that set forth above, to be transacted at the Annual Meeting.  However, if any other matters requiring a vote of the shareholders properly come before the Annual Meeting, the persons designated as Proxies will vote the shares of common stock represented by the proxies in accordance with their best judgment on such matters.  If a shareholder specifies a different choice on the proxy, those shares of common stock will be voted in accordance with the specification so made.

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APPENDIX A
SOUTHSIDE BANCSHARES, INC.
2025 INCENTIVE PLAN
ARTICLE 1
PURPOSE
1.1. GENERAL. The purpose of the Southside Bancshares, Inc. 2025 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Southside Bancshares, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.
ARTICLE 2
DEFINITIONS
2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:
(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.
(b) “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.
(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
(d) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.
(e) “Board” means the Board of Directors of the Company.
(f) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined in good faith by the Committee: gross neglect of duty, prolonged absence from duty without the consent of the Company, material breach by the Participant of any published Company code of conduct or code of ethics; intentionally engaging in activity that is in conflict with or adverse to the business, reputation or other interests of the Company; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Texas law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.
(g) “Change in Control” means and includes the occurrence of any one of the following events:
(i) during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or
(ii) any Person becomes a Beneficial Owner, directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or
(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or
(iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.
(i) “Committee” means the committee of the Board described in Article 4.
(j) “Company” means Southside Bancshares, Inc., a Texas corporation, or any successor corporation.
(k) “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (v) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).
(l) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.
(m) “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.
(n) “Dividend Equivalent” means a right granted with respect to an Award pursuant to Article 11.
(o) “Effective Date” has the meaning assigned such term in Section 3.1.
(p) “Eligible Participant” means an employee (including a leased employee), officer, director or consultant of the Company or any Affiliate.
(q) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(r) “Fair Market Value,” on any date, means the closing sales price on the Exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported. The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the Award Certificate, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
(s) “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).
(t) “Good Reason” (or similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.
(u) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.
(v) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.
(w) “Independent Directors” means those members of the Board who qualify at any given time as an “independent” director under the applicable rules of each Exchange on which the Shares are listed, and as a “non-employee” director under Rule 16b-3 of the 1934 Act.
(x) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.
(y) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.
(z) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.
(aa) “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.
(bb) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.
(cc) “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.
(dd) “Performance Award” means an Award granted pursuant to Article 10.
(ee) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.
(ff) “Plan” means the Southside Bancshares, Inc. 2025 Incentive Plan, as amended from time to time.

(gg) “Prior Plan” means the Southside Bancshares, Inc. 2017 Incentive Plan, as amended from time to time.
(hh) “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.
(ii) “Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.
(jj) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution with respect to the Shares (whether or not pursuant to Article 14), the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted.
(kk) “Stock” means the $1.25 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 14.
(ll) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.
(mm) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.
(nn) “1933 Act” means the Securities Act of 1933, as amended from time to time.
(oo) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.
ARTICLE 3
EFFECTIVE TERM OF PLAN
3.1. EFFECTIVE DATE. The Plan was approved by the Board on March 20, 2025, and shall be effective on the date that it is approved by the Company’s shareholders (the “Effective Date”).
3.2. TERM OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth (10th) anniversary of the Effective Date or, if the shareholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth (10th) anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted after March 20, 2035.
ARTICLE 4
ADMINISTRATION
4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.
4.2. ACTIONS AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties and shall be given the maximum deference permitted by applicable law. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.
4.3. AUTHORITY OF COMMITTEE. Except as provided in Sections 4.1 and 4.4 hereof, the Committee has the exclusive power, authority and discretion to:
(a) Grant Awards;
(b) Designate Participants;
(c) Determine the type or types of Awards to be granted to each Participant;
(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;
(e) Determine the terms and conditions of any Award granted under the Plan;
(f) Prescribe the form of each Award Certificate, which need not be identical for each Participant;
(g) Decide all other matters that must be determined in connection with an Award;
(h) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;
(i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;
(j) Amend the Plan or any Award Certificate as provided herein; and
(k) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.
4.4. DELEGATION. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. In addition, the Committee may, by resolution, expressly delegate to one or more of its members or to one or more officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities may not be made with respect to the grant of Awards to eligible participants who are subject to Section 16(a) of the 1934 Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.
4.5. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or the Board, or an officer of the Company to whom authority was delegated in accordance with this Article 4, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
ARTICLE 5
SHARES SUBJECT TO THE PLAN
5.1. NUMBER OF SHARES. As of the Effective Date, subject to adjustment as provided in Section 5.2 and Section 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,200,000, less one (1) Share for every one (1) Share subject to an Award granted under the Prior Plan after March 19, 2025 and prior to the Effective Date. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 1,200,000. From and after the Effective Date, no further awards shall be granted under the Prior Plan, and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.
5.2. SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve or otherwise treated in accordance with this Section 5.2.
(a) To the extent that all or a portion of an Award (or, after March 19, 2025, an award granted under the Prior Plan) is canceled, terminates, expires, is forfeited or lapses for any reason (including by reason of failure to meet time-based and/or performance-based vesting requirements), any unissued or forfeited Shares originally subject to the Award (or, after March 19, 2025, an award granted under the Prior Plan) will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.
(b) Shares subject to Awards (or, after March 19, 2025, awards granted under the Prior Plan) settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.
(c) Shares withheld or repurchased from an Award or delivered by a Participant (by either actual delivery or attestation) to satisfy tax withholding requirements will not be added back to the Plan share reserve for issuance pursuant to Awards granted under the Plan.
(d) The full number of Shares subject to an Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(e) The full number of Shares subject to a SAR shall count against the number of Shares remaining available for issuance pursuant to Awards made under the Plan (rather than the net number of Shares actually delivered upon exercise).
(f) Shares repurchased on the open market with the proceeds of an Option will not be added back to the Plan share reserve for issuance pursuant to Awards granted under the Plan.
(g) Substitute Awards granted pursuant to Section 13.10 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1 (and any unissued or forfeited Shares underlying a substitute Award that is canceled, terminates, expires, is forfeited or lapses for any reason shall not be added back to the Plan share reserve).
(h) Subject to applicable Exchange requirements, shares available under a shareholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees or directors of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.
5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
5.4. LIMITATION ON COMPENSATION FOR NON-EMPLOYEE DIRECTORS. With respect to any one calendar year, the aggregate compensation that may be granted or awarded to any one Non-Employee Director, including all meeting fees, cash retainers and retainers granted in the form of Awards, shall not exceed $250,000. For purposes of such limit, the value of Awards will be determined based on the aggregate Grant Date fair value of all awards issued to the director in such year (computed in accordance with applicable financial accounting rules).
ARTICLE 6
ELIGIBILITY
6.1. GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.
ARTICLE 7
STOCK OPTIONS
7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:
(a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 13.10) shall not be less than the Fair Market Value as of the Grant Date.
(b) PROHIBITION ON REPRICING. Except as otherwise provided in Article 14, without the prior approval of shareholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled in exchange for a new Option or other Awards if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option, (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option, and (iv) the Company may not take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the Exchange.

(c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Sections 7.1(e) and 13.6, and may include in the Award Certificate a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.
(d) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (v) any other “cashless exercise” arrangement.
(e) EXERCISE TERM. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.
(f) NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.
(g) NO DIVIDEND EQUIVALENTS. No Option shall provide for Dividend Equivalents.
7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.
ARTICLE 8
STOCK APPRECIATION RIGHTS
8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:
(a) RIGHT TO PAYMENT. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:
(1) The Fair Market Value of one Share on the date of exercise; over
(2) The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which (except for a SAR issued as a substitute Award pursuant to Section 13.10) shall not be less than the Fair Market Value of one Share on the Grant Date.
(b) PROHIBITION ON REPRICING. Except as otherwise provided in Article 14, without the prior approval of the shareholders of the Company, (i) the base price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled in exchange for a new SAR other Awards if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR, (iii) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR, and (iv) the Company may not take any other action with respect to a SAR that would be treated as a repricing under the rules and regulations of the Exchange.

(c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, subject to Sections 8.1(d) and 13.6, and may include in the Award Certificate a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding.
(d) EXERCISE TERM. Except for SARs granted to Participants outside of the United States, no SAR granted under the Plan shall be exercisable for more than ten years from the Grant Date.
(e) NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.
(f) NO DIVIDEND EQUIVALENTS. No SAR shall provide for Dividend Equivalents.
ARTICLE 9
RESTRICTED STOCK, RESTRICTED STOCK UNITS
AND DEFERRED STOCK UNITS
9.1. GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.
9.2. ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines (subject to Section 13.6) at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate, a Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.
9.3. DIVIDENDS AND DIVIDEND EQUIVALENTS. Dividends accrued on shares of Restricted Stock or Dividend Equivalents accrued with respect to Restricted Stock Units or Deferred Stock Units before the underlying Awards are vested shall, as provided in the Award Certificate, (i) be forfeited, (ii) be reinvested in the form of additional Shares (subject to Share availability under Section 5.1 hereof), which shall be subject to the same vesting provisions as provided for the host Award, or (iii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends or Dividend Equivalents accrued with respect to forfeited Restricted Stock, Restricted Stock Units or Deferred Stock Units will be reconveyed to the Company without further consideration or any act or action by the Participant. Notwithstanding anything in the Plan to the contrary, any Shares or any other property distributed as a dividend, Dividend Equivalent or otherwise with respect to any Restricted Stock, Restricted Stock Units or Deferred Stock Units as to which the restrictions have not yet lapsed or which is not vested shall be subject to the same restrictions, vesting and risk of forfeiture as the underlying Award and shall not be paid/settled unless and until the underlying Award vests.
9.4. FORFEITURE. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
ARTICLE 10
PERFORMANCE AWARDS
10.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. Subject to Section 5.4, the Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, and to designate the provisions of such Performance Awards as provided in Section 4.3.
10.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee.
ARTICLE 11
DIVIDEND EQUIVALENTS
11.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. Notwithstanding anything to the contrary, Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares (subject to Share availability under Section 5.1 hereof), which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and, in either case, any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant. Notwithstanding anything in the Plan to the contrary, any Shares or any other property distributed as a Dividend Equivalent with respect to a Full-Value Award as to which the restrictions have not yet lapsed or which is not yet vested shall be subject to the same restrictions, vesting and risk of forfeiture as such Full-Value Award to which it relates and shall not be paid/settled unless and until the underlying Full-Value Award vests.

ARTICLE 12
STOCK OR OTHER STOCK-BASED AWARDS
12.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value or net asset value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards, subject to Article 11 and Section 13.6.
ARTICLE 13
PROVISIONS APPLICABLE TO AWARDS
13.1. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.
13.2. FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.
13.3. LIMITS ON TRANSFER.
(a) Each Award and each right under any Award shall be exercisable only by the holder thereof during such holder’s lifetime, or, if permissible under applicable law, by such holder’s guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order (a “QDRO”) as defined in Section 414(p)(1)(B) of the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Stock, to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(c) Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Certificate, Awards (other than Incentive Stock Options and corresponding Awards), may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any grantee means any member of the Immediate Family of such grantee, any trust of which all of the primary beneficiaries are such grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such grantee or members of his or her Immediate Family; and the “Immediate Family” of a grantee means the grantee’s spouse, any person sharing the grantee’s household (other than a tenant or employee), children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Award may be exercised by such transferee in accordance with the terms of the Award Certificate.
(d) Nothing herein shall be construed as requiring the Company or any Affiliate to honor a QDRO except to the extent required under applicable law.

13.4. BENEFICIARIES. Notwithstanding Section 13.3, a Participant may, if permitted by the Committee and in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A Permitted Transferee, beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.
13.5. STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.
13.6. MINIMUM VESTING REQUIREMENTS. Notwithstanding any other provision of the Plan to the contrary, equity-based Awards (or any portion thereof) granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted pursuant to Section 13.10, (ii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the date of the next annual meeting of shareholders after the immediately preceding year’s annual meeting (provided that the period between annual meetings is not less than 50 weeks), and (iii) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 5.1 (subject to adjustment under Section 14.1). For the avoidance of doubt, this Section 13.6 does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Certificate or otherwise.
13.7. EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 13.7 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award or in the applicable transaction document.
(a) Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s service is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target (measured as of the end of the calendar quarter immediately preceding the date of termination), if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to such Participant within sixty (60) days following the date of termination of service (unless a later date is required by Section 16.3(d) hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of service. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.

(b) Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to Participants within sixty (60) days following the Change in Control (unless a later date is required by Section 16.3(d) hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.
13.8. LIMITED DISCRETION TO ACCELERATE AWARDS. The Committee may in its sole discretion determine that, upon the termination of service of a Participant, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the time-based restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by the Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.8.
13.9. RECOUPMENT AND FORFEITURE EVENTS. Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant, including the Company’s Compensation Recoupment Policy adopted on October 2, 2023, as amended from time to time. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy. Nothing contained herein or in any Award Certificate prohibits the Participant from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity; (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange.
13.10. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 14
CHANGES IN CAPITAL STRUCTURE
14.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Sections 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Sections 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.
14.2. DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 14.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.
14.3. GENERAL. Any discretionary adjustments made pursuant to this Article 14 shall be subject to the provisions of Section 15.2. To the extent that any adjustments made pursuant to this Article 14 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.
ARTICLE 15
AMENDMENT, MODIFICATION AND TERMINATION
15.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan (other than pursuant to Article 14), (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. Except as otherwise provided in Article 14, without the prior approval of the shareholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly, (ii) an Option or SAR to be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, (iii) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR, or (iv) any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the Exchange.
15.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:
(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);
(b) Except as otherwise provided in Article 14, without the prior approval of the shareholders of the Company, (i) the exercise price of an Option or base price of a SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for a new Option, SAR or other Awards if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR, (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR, and (iv) the Company may not take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the Exchange; and
(c) No termination, amendment, or modification of the Plan shall adversely affect in any material respect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).
15.3. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.3 to any Award granted under the Plan without further consideration or action.
ARTICLE 16
GENERAL PROVISIONS
16.1. RIGHTS OF PARTICIPANTS.
(a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible

Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).
(b) Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director or consultant, at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.
(c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 15, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or any of its Affiliates.
(d) No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.
16.2. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification), in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
16.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.
(a) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.
(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event,” “disability” or “separation from service,” as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A conforming event.
(c) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Chief Financial Officer) shall determine which Awards or portions thereof will be subject to such exemptions.
(d) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes), and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code:
(i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant's death) (in either case, the “Required Delay Period”); and
(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.
For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder.
(e) Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).
(f) Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within sixty (60) days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.
(g) Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. Section 1.409A-3(j)(4).
16.4. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.
16.5. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
16.6. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.
16.7. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
16.8. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
16.9. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.
16.10. GOVERNMENT AND OTHER REGULATIONS.
(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.
(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.
16.11. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Texas.
16.12. SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.
16.13. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the Southside Bancshares, Inc. 2025 Incentive Plan as adopted by the Board on March 20, 2025, [and approved by the shareholders on May 14, 2025].

                        SOUTHSIDE BANCSHARES, INC.

                        By:
                        Its:

SOUTHSIDE BANCSHARES, INC.™

SOUTHSIDE BANCSHARES, INC.
ATTN: LINDSEY BAILES
1201 S. BECKHAM AVE.
TYLER, TX 75701-3320

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 13, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on May 13, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V66873-P26097 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOUTHSIDE BANCSHARES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees with Terms Expiring 2028:

01) Shannon Dacus
02) Alton L. Frailey
03) Lee R. Gibson, CPA

Nominee with Term Expiring 2026:

04) Michael J. Bosworth

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Approve a non-binding advisory vote on the compensation of the Company's named executive officers.	☐	☐	☐
3. Approve the Southside Bancshares, Inc. 2025 Incentive Plan.	☐	☐	☐
4. Ratify the appointment by our Audit Committee of Ernst & Young LLP to serve as the independent registered certified public accounting firm for the Company for the year ending December 31, 2025.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). **If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V66874-P26097

SOUTHSIDE BANCSHARES, INC.
2025 ANNUAL MEETING OF SHAREHOLDERS
MAY 14, 2025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Lawrence Anderson, M.D., S. Elaine Anderson, Kirk A. Calhoun, M.D., Patricia A. Callan, John R. (Bob) Garrett, H. J. Shands, III and Preston L. Smith, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Southside Bancshares, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, May 14, 2025, 11:30 a.m. Central Time, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE